PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 1997)
$151,000,787.82
CHEVY CHASE AUTO RECEIVABLES TRUST 1998-1
5.97% Auto Receivables Backed Certificates
CHEVY CHASE BANK, F.S.B.
Seller and Servicer


Principal, and interest to the extent of the pass-through rate of 5.97% per annum (the "Pass-Through Rate"), will be distributed to owners of the Certifi-cates (the "Certificateholders") on the 20th day of each month (or, if such 20th day is not a Business Day, the next following Business Day) (as defined herein), beginning April 20, 1998. The aggregate principal balance of the Re-ceivables as of the Cut-Off Date is $151,000,787.82. The final scheduled dis-tribution date of the Certificates will be the Distribution Date in October 2004 (the "Final Scheduled Distribution Date").

The 5.97% Auto Receivables Backed Certificates (the "Certificates") represent fractional undivided interests in the assets of the Chevy Chase Auto Receiv-ables Trust 1998-1 (the "Trust") to be formed pursuant to a Pooling and Ser-vicing Agreement (the "Pooling Agreement"), dated as of March 1, 1998, among Chevy Chase Bank, F.S.B. (the "Bank"), as seller and as servicer of the re-ceivables (the "Seller" and the "Servicer," respectively), and U.S. Bank Na-tional Association, as trustee (the "Trustee"). The assets of the Trust will primarily consist of simple interest retail installment sales contracts and installment loans (the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Vehicles"), certain payments made thereunder on or after March 1, 1998 (the "Cut-Off Date"), security in-terests in the Vehicles and the proceeds thereof, all as more fully described herein.

The Trustee will have the benefit of a financial guaranty insurance policy
(the "Certificate Insurance Policy") from MBIA Insurance Corporation (the "Certificate Insurer"), which will unconditionally and irrevocably guarantee payment of amounts due to the Certificateholders to the extent described here-in.
                                                 (cover continued on next page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES BUT HAVE NO OBLIGATION TO DO SO. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFOR-MATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-9 HEREIN AND UNDER "RISK FAC-TORS" ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATES OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLEC-TIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                                                UNDERWRITING
                               PRICE TO         DISCOUNT AND     PROCEEDS TO THE
                              PUBLIC (1)        COMMISSIONS       SELLER (1)(2)
--------------------------------------------------------------------------------
Per Certificate             99.979543%          .250000%         99.729543%
--------------------------------------------------------------------------------
Total                       $150,969,897.59     $377,501.97      $150,592,395.62
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Pass-Through Rate from March 20, 1998.
(2) Before deduction of expenses payable by the Bank estimated at $375,000.

The Certificates are offered by the several Underwriters when, as and if is-sued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or about March 20, 1998 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and Euroclear System, against payment in immedi-ately available funds.

J.P. MORGAN & CO.                                    CREDIT SUISSE FIRST BOSTON



The date of this Prospectus Supplement is March 13, 1998.

(cover continued from previous page)

The Trustee will also have access to a Reserve Account and a Yield Maintenance Account to be established for the benefit of the Certificateholders and the Certificate Insurer.

                          [LOGO OF MBIA APPEARS HERE]

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE SUCH DATE OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

UNTIL JUNE 8, 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                  TABLE OF CONTENTS FOR PROSPECTUS SUPPLEMENT

                                                                            PAGE
Summary of Terms..........................................................   S-3
Risk Factors..............................................................   S-9
Formation of the Trust....................................................   S-9
The 1998-1 Trust Property.................................................  S-10
Use of Proceeds...........................................................  S-10
Prepayment and Yield Considerations.......................................  S-10
The Receivables Pool......................................................  S-11
The Seller and the Servicer...............................................  S-15
The Certificates..........................................................  S-18
The Certificate Insurer...................................................  S-25
The Certificate Insurance Policy..........................................  S-28
Certain Federal Income Tax Consequences...................................  S-30
ERISA Considerations......................................................  S-33
Ratings...................................................................  S-35
Underwriting..............................................................  S-36
Notice to Canadian Residents..............................................  S-37
Experts...................................................................  S-38
Legal Matters.............................................................  S-38
Index of Defined Terms....................................................  S-39

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement on the pages indicated in the Index of Defined Terms and in the accompanying Prospectus on the pages indicated in the Index of Terms.

Issuer......................  Chevy Chase Auto Receivables Trust 1998-1 (the
                              "Trust" or the "Issuer").

Seller/Servicer.............  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank", the "Seller" and the "Servicer"). See "The Seller and the Servicer" herein.

Trustee.....................  U.S. Bank National Association, a national banking association. The corporate trust offices of the Trustee are located at 180 East 5th Street, St. Paul, Minnesota 55101, and the telephone number of the Trustee is 1-800-934-6802 (bond holder services).

Cut-Off Date................  March 1, 1998 (the "Cut-Off Date").

Closing Date................  March 20, 1998 (the "Closing Date").

Securities Offered..........  The 5.97% Auto Receivables Backed Certificates in
                              an initial Certificate Principal Balance of $151,000,787.82 (the "Certificates"). The
                              Certificates will evidence fractional undivided ownership interests in the assets of the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates--General." Each Certificateholder will also purchase the right to receive a pro rata share of amounts payable under the Yield Maintenance Account established pursuant to the Pooling Agreement (such amounts, "Yield Maintenance Payments").

The Trust...................  The Trust will be a trust established under the laws of the State of New York. The activities of the Trust are limited by the terms of the Pooling Agreement to purchasing, owning and managing the Receivables, issuing and making payments on the Certificates and other activities related thereto.

Trust Property..............  The assets of the Trust (the "Trust Property")
                              include (i) the Receivables, (ii) all monies
                              (including accrued interest) due or received on or after the Cut-Off Date, (iii) all amounts and property from time to time held in or credited to the Collection Account (as defined herein) and the Certificate Account (as defined herein), (iv) all of the Seller's security interests in the Vehicles, (v) all of the Seller's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering Vehicles or Obligors (as defined herein), as the case may be, to the extent that such insurance policies relate to the Receivables, (vi) any proceeds from the sale of repossessed Vehicles, (vii) all rights to receive payments under certain circumstances from the Reserve Account (as defined herein) and the Yield Maintenance Account (as defined herein), (viii) the right to receive payments under certain circumstances from the Certificate Insurance Policy and (ix) certain other property, as more fully described herein. See "The 1998-1 Trust Property" herein and "The Trust Property" in the accompanying Prospectus.

The Receivables.............  The Receivables consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by the new and used automobiles, light duty trucks and vans financed thereby. Each Obligor's obligation under its Receivable is a full recourse obligation. The "Obligor" is the obligor under each Receivable including any guarantor. The Receivables contain provisions which unconditionally obligate the Obligor to make all payments under the related Receivable. As of the Cut-Off Date, 32.93% of the Receivables (by aggregate principal balance of the Receivables as of the Cut-Off Date) were purchased or originated by the Bank and the other 67.07% of the Receivables were purchased or originated by the Bank's wholly-owned subsidiary, Consumer Finance Corporation ("CFC" together with the Bank, the "Lenders"). The Receivables purchased or originated by CFC are referred to herein as the "CFC Receivables." See "The Receivables Pool" herein.

Book-Entry Registration.....  The Certificates will initially be available only in book-entry form. See "Description of the Securities--Book-Entry Registration" in the accompanying Prospectus.

Pass-Through Rate...........  5.97% per annum, calculated on the basis of a
                              360-day year consisting of twelve 30-day months (the "Pass-Through Rate").

Distribution Date...........  The 20th day of each month (or, if such 20th day is not a day on which banks located in New York, New York, St. Paul, Minnesota or Chevy Chase, Maryland are open for the purpose of conducting commercial banking business (a "Business Day"), the next following Business Day) (each a "Distribution Date") beginning April 20, 1998.

Monthly Interest............  On each Distribution Date, the Trustee will distribute pro rata to the Certificateholders of record as of the close of business on the Record Date (as defined herein) interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date), or in the case of the first Distribution Date, on the Original Certificate Principal Balance (as defined herein) (the "Monthly Interest"). To the extent interest collections received by the Trust are insufficient to pay such interest as a result of the annual percentage rates ("APRs") on certain of the Receivables on which such APRs are less than the Required Rate (as defined herein), the Certificateholders will be entitled to Yield Maintenance Payments. The "Certificate Principal Balance" shall equal, initially, $151,000,787.82 (the "Original Certificate Principal Balance") and thereafter, the Original Certificate Principal Balance, reduced by all amounts previously distributed to Certificateholders and allocable to principal. A

                              "Collection Period" with respect to a
                              Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. A "Record Date" with respect to a Distribution Date will be the close of business on the day (whether or not a Business Day) immediately preceding such Distribution Date (or, if Definitive Securities are issued, the close of business on the last day of the calendar month immediately preceding the month of such Distribution Date). See "The Certificates--Flow of Funds" herein.

Monthly Principal...........  On each Distribution Date, the Trustee will distribute to Certificateholders, as of the related Record Date, the Monthly Principal (as defined herein) relating to such Distribution Date. See "The Certificates--Flow of Funds" herein.

Accounts....................  The Pooling Agreement will require that the
                              Trustee establish an account (the "Collection Account") and that the Servicer deposit into the Collection Account all collections (other than the Servicing Fee and reimbursement of certain expenses retained by the Servicer from such collections as described herein) received by the Servicer on the Receivables within two Business Days following receipt of such amounts. With respect to any Distribution Date and on the related Determination Date, the Servicer shall instruct the holder of the Collection Account to deposit into an account established by the Trustee (the "Certificate Account") all funds collected on the Receivables during the most recently completed Collection Period.

Credit Enhancement..........  The credit enhancement available for the benefit of the Certificateholders will consist of the Reserve Account and the Certificate Insurance Policy.

A. Reserve Account..........  The Trustee will hold a Reserve Account (the
                              "Reserve Account") for the benefit of the Certificateholders and the Certificate Insurer. The Reserve Account will be created with an initial deposit by the Seller of cash in an amount required by the Pooling Agreement (the "Reserve Initial Deposit"). The Reserve Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts otherwise distributable to the Seller from Excess Funds (as defined below) until the amount in the Reserve Account reaches an amount equal to the Specified Reserve Balance (as defined herein). Thereafter, Excess Funds will be deposited in the Reserve Account to the extent necessary to maintain the amount in the Reserve Account at an amount equal to the Specified Reserve Balance. Amounts in the Reserve Account (excluding any investment earnings thereon) on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Balance for such Distribution Date generally will be released to the Seller or its designee. Any investment earnings in the Reserve Account will be paid to the Seller or its designee on each Distribution Date. With respect to any Distribution Date, "Excess Funds" shall mean Available Funds remaining after payment of fees due to the Trustee, Monthly Interest, Monthly Principal, premiums due to the Certificate Insurer and any interest thereon and the Reimbursement Amount (as defined herein), as described under "The Certificates--Flow of Funds" herein.

                              The "Specified Reserve Balance" with respect to any Distribution Date means the amount so specified in the Pooling Agreement. The Reserve Account will be maintained with the Trustee as an Eligible Deposit Account, and will not be part of the Trust.

                              The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

B. The Certificate
Insurance Policy............  On or before the Closing Date, the Seller will obtain the Certificate Insurance Policy (the
                              "Certificate Insurance Policy") which is noncancelable, in favor of the Trustee on behalf of the Certificateholders. On each Distribution Date, the Certificate Insurer will be required to make available to the Trustee the amount, if any, by which the Required Payments on the Certificates exceed the sum of (x) Available Funds available for payment of such Required Payments on such Distribution Date in accordance with the priority of payments, as described under "The Certificates--Flow of Funds", and (y) the amount, if any, then on deposit in the Reserve Account. The Certificate Insurance Policy does not guarantee to the Certificateholders any specified rate of payment of principal. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "The Certificate Insurance Policy" and "The Certificate Insurer" herein.

                              The Trustee will (i) receive as attorney-in-fact of each Certificateholder, any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to each Certificateholder in accordance with the Pooling Agreement. The Pooling Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of such Certificateholders with respect to such Insured Payments. The Certificate Insurer will receive reimbursement for such Insured Payments, but only from the sources and in the manner provided in the Pooling Agreement. See "The Certificates--Flow of Funds" herein. Such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

Yield Maintenance Account...  A yield maintenance account (the "Yield
                              Maintenance Account") will be established for the benefit of the Certificateholders with respect to those Receivables which have annual percentage rates of interest ("APRs") which are less than the sum of the Pass-Through Rate, the Servicing Fee Rate (as defined herein) and the rates at which the Certificate Insurer's premium and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). The Yield Maintenance Account is a segregated trust account into which the Seller will make a single deposit on the Closing Date in an amount (the "Initial Yield Maintenance Amount") necessary to fund Yield Maintenance Payments resulting from shortfalls on interest collections with respect to Receivables having an APR of less than the Required Rate. After the Closing Date no additional amounts will be deposited in the Yield Maintenance Account. The Initial Yield Maintenance Amount has been calculated using a zero prepayment rate on the Receivables. On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Yield Maintenance Amount"), which amount may decline as Receivables having less than the Required Rate prepay, or are otherwise removed from the Trust. Any amounts in excess of the Yield Maintenance Amount will be released to the Seller or its designee. Amounts may be withdrawn from the Yield Maintenance Account only with respect to the interest shortfalls described above. See "Description of the Trust Agreements--Yield Maintenance Account and Yield Maintenance Agreement" in the accompanying Prospectus.

Certificate Insurer.........  MBIA Insurance Corporation and any successor thereto.

Servicing...................  The Servicer will be responsible for servicing, managing, making collections on and otherwise enforcing the Receivables, and will be entitled to retain from collections on the Receivables a monthly fee (the "Servicing Fee") equal to one-twelfth of the product of (i) 2.35% (the "Servicing Fee Rate") and (ii) the Pool Balance as of the beginning of the immediately preceding Collection Period. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables.

Optional Termination........  The Seller will have the option, subject to certain conditions set forth in the Pooling
                              Agreement, including the deposit of the sum specified in the Pooling Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Distribution Date following a Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance (such option, the "Optional Termination"). In the event of such a removal, the entire outstanding Certificate Principal Balance, together with accrued and unpaid interest thereon at the Pass-Through Rate, will be required to be paid to the Certificateholders on such Distribution Date. The Certificate Insurance Policy will not insure payments to Certificateholders resulting from an Optional Termination. See "The Certificates--Optional Termination" herein.

Certain Legal Aspects of
the Receivables.............  Because of the administrative burden and expense that would be entailed in doing so, the
                              certificates of title for the Vehicles will not be endorsed or amended to identify the Trustee as the secured party. If there are any Vehicles as to which the applicable Lender failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia, Georgia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Seller will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Lender. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Lender is not maintained on behalf of the Trust in the related Vehicle. See "Certain Legal Aspects of the Receivables" in the accompanying Prospectus.

Certain Federal Tax
Considerations..............  In the opinion of Dewey Ballantine LLP, special tax counsel to the Underwriters, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The Beneficial Owners of the Certificates must report their respective allocable shares of all income earned on the Trust Property and may deduct their respective allocable shares of reasonable servicing fees and other fees paid or incurred by the Trust. See "Certain Federal Income Tax Consequences" herein.

ERISA Considerations........  Certificates may be purchased by or with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of
                              Section 4975 of the Code. An acquisition of Certificates by such an employee benefit plan is subject to the general fiduciary standards of ERISA and satisfaction of the conditions imposed under the terms of prohibited transaction exemptions granted to the Underwriters. See "ERISA Considerations" herein.

Ratings.....................  It is a condition of the original issuance of the
                              Certificates that the Certificates be rated in the highest rating category by at least one of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch IBCA, Inc. ("Fitch") (Moody's, S&P and Fitch, collectively, the "Rating Agencies"). The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction of the rating of the Certificates. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

Certain Legal Matters.......  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Shaw Pittman Potts & Trowbridge, Washington, D.C. and for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                 RISK FACTORS

  In addition to those factors described under "Risk Factors" in the Prospectus, prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the
Certificates:

  Limited Liquidity. There currently is no secondary market for the Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Certificates are paid in full. The Underwriters intend to make a market in the Certificates but have no obligation to do so.

  Yield And Prepayment Considerations. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. The weighted average life of the Certificates may be extended by delays in payments of Receivables, or if funds are not available from collections and Liquidation Proceeds in respect of the Receivables, amounts available from the Reserve Account or the Certificate Insurance Policy to pay principal of the Certificates that has become due as a result of a Receivable becoming a Defaulted Receivable. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies if any, covering Vehicles or Obligors (as defined herein) as the case may be, to the extent that such insurance policies relate to the Receivables, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the exercise by the Seller of its Optional Termination. See "Prepayment and Yield Considerations" herein.

  The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a shorter weighted average life of the Receivables and therefore of the Certificates than the scheduled weighted average life of the Receivables.

  Geographic Concentration. As of the Cut-Off Date, based upon billing address information provided to the Seller, the Obligors resided in 30 states and the District of Columbia, four of which, Virginia, North Carolina, Georgia and Maryland, account for 28.59%, 19.65%, 13.83% and 13.10%, respectively, of the aggregate principal balance of the Receivables in the Trust. Adverse economic conditions in Virginia, North Carolina, Georgia and Maryland could adversely affect the delinquency, loan loss or repossession experience with respect to the Receivables. Changes in these factors may also affect the rate of principal payments on the Receivables.

                            FORMATION OF THE TRUST

  The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates.

  The Seller, immediately prior to its transfer of the Receivables to the Trust, will acquire the CFC Receivables from CFC.

  The Servicer will hold the Receivables and the certificates of title or ownership relating to the Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the accompanying Prospectus.

  The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

  If the protection provided to the Certificateholders by the Certificate Insurance Policy, the Reserve Account and the Yield Maintenance Account is insufficient, the Certificateholders would have to look principally to the Obligors on the Receivables and to the proceeds from the repossession and sale of Vehicles which secure Defaulted Receivables (as defined herein). In such event, certain factors, such as the Trustee's failure to have perfected security interests in the Vehicles in all states, may affect the Trust's ability to repossess and sell the Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates--Flow of Funds" and "The Certificate Insurance Policy" herein, as well as "Certain Legal Aspects of the Receivables" in the accompanying Prospectus.

                           THE 1998-1 TRUST PROPERTY

  Each Certificate will represent a fractional undivided interest in the Trust. The Trust Property will include (i) the Receivables, (ii) all monies (including accrued interest) due or received thereon on or after the Cut-Off Date, (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Vehicles, (v) all of the Seller's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering Vehicles or Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables, (vi) any proceeds from the sale of repossessed Vehicles, (vii) all rights to receive payments under certain circumstances from the Reserve Account and the Yield Maintenance Account, (viii) the right to receive payments under certain circumstances from the Certificate Insurance Policy, (ix) all of the Seller's right to all documents contained in the Receivable Files, (x) all of the Seller's rights in any proceeds from recourse to Dealers relating to the Receivables, (xi) all property (including the right to receive future Liquidation Proceeds (as defined herein)) that secures a Receivable and that shall have been acquired by or on behalf of the Trustee and (xii) all proceeds of the foregoing. The Pooling Agreement does not permit the Trust to acquire any additional assets. The Yield Maintenance Account will hold certain amounts relating to the provision of the Yield Maintenance Payments. The Trustee will hold the Certificate Insurance Policy.

                                USE OF PROCEEDS

  A portion of the net proceeds to be received by the Seller from the sale of the Certificates will be used by the Seller to purchase the CFC Receivables from CFC; the remainder of such net proceeds will be used by the Seller for general corporate purposes.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of principal payments on the Certificates will be directly related to the rate of principal payments on the underlying Receivables. If the Certificates are purchased at a price of other than par, the yield to maturity on the Certificates also will be affected by the rate of principal payments. The principal payments on the Receivables may be in the form of scheduled principal payments, prepayments or liquidations due to default, casualty and the like. Any such payments (other than scheduled principal payments) will result in distributions to the Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Receivables. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

  The effective yield to the Certificateholders will depend upon, among other things, the price at which such Certificates are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the Certificateholders and the rate at which such principal is paid.

  Interest on the Receivables will be passed through to Certificateholders on each Distribution Date in an amount equal to one-twelfth of the Pass-Through Rate applied to the Certificate Principal Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date), or in the case of the first Distribution Date, on the Original Certificate Principal Balance. See "The Certificates--Flow of Funds" herein.

                             THE RECEIVABLES POOL

GENERAL

  The Receivables in the pool were purchased or originated by Chevy Chase Bank F.S.B. (the "Bank") or its wholly-owned subsidiary, CFC ("CFC," together with the Bank, the "Lenders"). Of the aggregate principal balance of the Receivables as of the Cut-Off Date, 32.93% were purchased or originated by the Bank (the "Bank Receivables") and 67.07% were purchased or originated by CFC (the "CFC Receivables").

  Of the Bank Receivables as of the Cut-Off Date, 98.24% by aggregate principal balance, were purchased by the Bank from dealers ("Dealers") in new and used automobiles, light duty trucks and vans in the ordinary course of business and 1.76% were originated directly by the Bank at or through its deposit branches. Approximately 39.72% of the aggregate principal balance of the Bank Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 60.28% represents financing of used automobiles, light duty trucks and vans.

  All of the CFC Receivables as of the Cut-Off Date were purchased from Dealers. Approximately 16.89% of the aggregate principal balance of such CFC Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 83.11% represents financing of used automobiles, light duty trucks and vans.

UNDERWRITING PROCEDURES

  Each Receivable was originated or purchased by the Lenders after a review by the Lenders in accordance with their established underwriting procedures. Each Lender has its own underwriting procedures.

  The underwriting procedures of each Lender are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lenders' analysis. For the Obligor's purchase of a vehicle, the Bank's guidelines provide for financing up to 115% of the dealer cost for new vehicles and of the Trade-In Value (as published by the National Automobile Dealers Association, a standard reference source for dealers in used vehicles, the "Trade-In Value") for used vehicles. CFC has two sets of guidelines which vary based on the Obligor's credit history. For new vehicles, CFC will finance up to 105% of dealer cost, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of dealer cost, inclusive of all additional expenses. For used vehicles, CFC will finance up to 110% of the Trade-In Value, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of the Trade-In Value, inclusive of all additional expenses. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

  CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans generally experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

SELECTION CRITERIA

  The Receivables were selected from the Lenders' portfolios on the basis of a number of criteria, including the following: each Receivable (i) has an original term to maturity of 18 to 72 months, (ii) has a maturity of not later than March 2004, (iii) except with respect to the Balloon Receivables (as defined herein), provides for level monthly payments that fully amortize the amount financed over the original term, (iv) with respect to Bank Receivables was not more than 59 days past due as of the Cut-Off Date, (v) with respect to CFC Receivables was not more than 29 days past due as of the Cut-Off Date,
(vi) has an unpaid principal balance of not less than $1,000 as of the Cut-Off Date and (vii) if such Receivable was purchased or originated by CFC only, the Obligor has made at least one payment with respect thereto as of the Cut-Off Date. The weighted average remaining term (number of payments) of the Receivables was 56.09 months as of the Cut-Off Date.

  All the Receivables are prepayable at any time. The Seller makes no prediction as to the actual prepayment experience on the Receivables. See also "The Certificates--Optional Termination" herein regarding the Seller's option to purchase the Receivables when the Pool Balance is 5% or less of the Original Certificate Principal Balance.

  The Receivables are simple interest installment sales contracts and installment loans which provide for equal monthly payments, except for 0.37% of the Receivables (as a percentage of the initial Pool Balance as of the Cut-Off Date) with respect to which the last scheduled monthly payment of each such Receivable is significantly larger than any prior scheduled monthly payment (each such Receivable, a "Balloon Receivable"). As payments are received under a simple interest Receivable, interest accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly less, in which case a larger portion of the principal balance will be due on the final scheduled payment date. In the case of a liquidation or repossession, amounts recovered are applied first to the expenses of repossession, then to unpaid interest and finally to unpaid principal.

  The composition, distribution by APR and geographical distribution of the Receivables as of the Cut-Off Date are as set forth in the following tables.

             COMPOSITION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

   Initial Aggregate Principal Balance................. $151,000,787.82
   Number of Receivables............................... 11,563
   Average Original Principal Balance.................. $13,321.24
    Range of Original Principal Balances............... $2,318.72 to $39,988.68
   Average Remaining Principal Balance................. $13,058.96
    Range of Remaining Principal Balances.............. $1,904.02 to $38,928.85
   Weighted Average APR(1)............................. 16.54%
    Range of APRs...................................... 6.90% to 32.00%
   Weighted Average Original Term to Maturity(1)....... 58.09 months
    Range of Original Terms to Maturity................ 18 months to 72 months
   Weighted Average Remaining Term to Maturity(1)...... 56.09 months
    Range of Remaining Terms to Maturity............... 12 months to 72 months

--------
(1) Weighted by remaining principal balance.

         DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUT-OFF DATE

                                                                 PERCENTAGE OF
                                  NUMBER OF      AGGREGATE         AGGREGATE
 RANGE OF APRS                   RECEIVABLES PRINCIPAL BALANCE PRINCIPAL BALANCE
 -------------                   ----------- ----------------- -----------------
 6.00% to 6.99%.................        1     $     30,586.32         0.02%
 7.00% to 7.99%.................      271        4,732,820.77         3.13%
 8.00% to 8.99%.................      630       10,227,510.42         6.77%
 9.00% to 9.99%.................      730       11,548,327.20         7.65%
10.00% to 10.99%................      506        8,256,088.47         5.47%
11.00% to 11.99%................      378        5,927,392.76         3.93%
12.00% to 12.99%................      266        3,871,054.55         2.56%
13.00% to 13.99%................      176        2,389,161.93         1.58%
14.00% to 14.99%................      108        1,441,179.25         0.96%
15.00% to 15.99%................      305        4,260,511.91         2.82%
16.00% to 16.99%................      860       11,407,119.59         7.55%
17.00% to 17.99%................    1,387       19,027,733.50        12.60%
18.00% to 18.99%................    2,722       33,432,180.01        22.14%
19.00% to 19.99%................      523        6,329,838.41         4.19%
20.00% to 20.99%................      169        1,703,383.39         1.13%
21.00% to 21.99%................    1,017       11,057,935.61         7.32%
22.00% to 22.99%................      413        4,252,694.12         2.82%
23.00% to 23.99%................      281        2,738,093.87         1.81%
24.00% to 24.99%................      212        2,466,754.25         1.63%
25.00% to 25.99%................       22          274,535.71         0.18%
26.00% to 26.99%................      232        2,271,625.61         1.51%
27.00% to 27.99%................      203        1,981,691.19         1.31%
28.00% to 28.99%................       40          395,552.38         0.26%
29.00% to 29.99%................      100          898,073.27         0.60%
30.00% to 30.99%................        3           22,520.09         0.02%
31.00% to 31.99%................        7           47,492.72         0.03%
32.00% to 32.99%................        1            8,930.52         0.01%
                                   ------     ---------------       ------
    Total.......................   11,563     $151,000,787.82       100.00%
                                   ======     ===============       ======

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                 PERCENTAGE OF
                                  NUMBER OF      AGGREGATE         AGGREGATE
STATE(1)(2)                      RECEIVABLES PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------                      ----------- ----------------- -----------------
Florida.........................      697     $  8,859,167.86         5.87%
Georgia.........................    1,506       20,879,441.58        13.83%
Maryland........................    1,440       19,789,674.71        13.10%
North Carolina..................    2,313       29,666,952.39        19.65%
Ohio............................      800        9,039,853.21         5.99%
Pennsylvania....................      765        9,248,907.71         6.12%
Virginia........................    3,219       43,174,941.98        28.59%
Other...........................      823       10,341,848.38         6.85%
                                   ------     ---------------       -------
    Total.......................   11,563     $151,000,787.82       100.00%
                                   ======     ===============       =======

--------
(1) Based upon the billing address of the Obligors.
(2) No other state represents more than 5% of the Receivables.

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE AS OF THE CUT-
                                    OFF DATE

                                                                       PERCENTAGE OF
                                        NUMBER OF      AGGREGATE         AGGREGATE
RANGE OF REMAINING PRINCIPAL BALANCES  RECEIVABLES PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------------------------------  ----------- ----------------- -----------------
$    00.00 to $ 4,999.99........             95     $    390,898.36         0.26%
$ 5,000.00 to $ 9,999.99........          2,518       21,096,549.66        13.97%
$10,000.00 to $14,999.99........          6,097       75,496,607.57        50.00%
$15,000.00 to $19,999.99........          2,070       35,059,733.88        23.22%
$20,000.00 to $24,999.99........            529       11,650,768.42         7.71%
$25,000.00 to $29,999.99........            172        4,631,201.52         3.07%
$30,000.00 to $34,999.99........             69        2,204,755.61         1.46%
$35,000.00 to $39,999.99........             13          470,272.80         0.31%
                                         ------     ---------------       ------
  Total.........................         11,563     $151,000,787.82       100.00%
                                         ======     ===============       ======

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERMS TO MATURITY AS OF THE CUT-
                                    OFF DATE

                                                                       PERCENTAGE OF
RANGE OF REMAINING TERMS TO MATURITY    NUMBER OF      AGGREGATE         AGGREGATE
(MONTHS)                               RECEIVABLES PRINCIPAL BALANCE PRINCIPAL BALANCE
------------------------------------   ----------- ----------------- -----------------
 1 to 12........................              1     $      3,379.76         0.00%
13 to 24........................             52          330,107.90         0.22%
25 to 36........................            350        2,866,751.07         1.90%
37 to 48........................          1,965       19,853,492.43        13.15%
49 to 60........................          8,764      118,747,104.05        78.64%
61 to 72........................            431        9,199,952.61         6.09%
                                         ------     ---------------       ------
  Total.........................         11,563     $151,000,787.82       100.00%
                                         ======     ===============       ======

                          THE SELLER AND THE SERVICER

GENERAL

  The Seller, which is one of the Lenders, is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at December 31, 1997, the Bank had consolidated assets of approximately $6.2 billion, deposits of approximately $5.0 billion, and stockholders' equity of approximately $374.3 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At December 31, 1997, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.65%, 6.65%, 6.81% and 13.01%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999, but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts, like the Bank, to convert their charters to national or state bank charters. The House Banking Committee approved a version of such legislation on June 20, 1997 and the House Commerce Committee approved its version of the legislation on October 30, 1997. While the last session of Congress adjourned without further action on the bills, the House has resumed consideration of the legislation in the current session. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the versions of the bill approved by the House Banking and Commerce Committees both contain grandfather provisions that address many of these issues, the Bank cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank or the Real Estate Investment Trust.

  The other Lender, CFC, is a wholly-owned subsidiary of the Seller, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. See "The Receivables Pool" herein.

LITIGATION

  The Seller is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

DELINQUENCY AND DEFAULT EXPERIENCE

  There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                            CHEVY CHASE BANK, F.S.B.

                             DELINQUENCY EXPERIENCE

                                                                 AS OF DECEMBER 31,
                      --------------------------------------------------------------------------------------------------------
                              1993                 1994                 1995                 1996                 1997
                      -------------------- -------------------- -------------------- -------------------- --------------------
                       DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE
                       AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                       (000)   RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES
                      -------- ----------- -------- ----------- -------- ----------- -------- ----------- -------- -----------
Receivables
 Outstanding(1)..     $166,307             $299,096             $431,351             $714,320             $853,424
Delinquencies:(2)(3)
30-59 Days.......     $  1,210    0.73%    $  4,074    1.36%    $  2,491    0.58%    $  8,516    1.19%    $  9,212    1.08%
60-89 Days.......          223    0.13%         729    0.24%         742    0.17%       2,176    0.30%       3,256    0.38%
90 days or more..          226    0.14%       1,209    0.40%       1,667    0.39%       3,588    0.50%       9,188    1.08%
                      --------    ----     --------    ----     --------    ----     --------    ----     --------    ----
 Total
  Delinquencies..     $  1,659    1.00%    $  6,012    2.00%    $  4,900    1.14%    $ 14,280    1.99%    $ 21,656    2.54%
                      ========    ====     ========    ====     ========    ====     ========    ====     ========    ====

--------
(1) "Receivables Outstanding" is the remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                            CHEVY CHASE BANK, F.S.B.

                                LOSS EXPERIENCE

                                                      FOR THE YEAR ENDED DECEMBER 31,
                  --------------------------------------------------------------------------------------------------------
                          1993                 1994                 1995                 1996                 1997
                  -------------------- -------------------- -------------------- -------------------- --------------------
                           PERCENTAGE           PERCENTAGE           PERCENTAGE           PERCENTAGE           PERCENTAGE
                   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE
                   AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES
                   (000)   OUTSTANDING   (000)  OUTSTANDING   (000)  OUTSTANDING   (000)  OUTSTANDING   (000)  OUTSTANDING
                  -------- ----------- -------- ----------- -------- ----------- -------- ----------- -------- -----------
Average
 Receivables
 Outstanding(1)
 ...............  $116,475             $245,295             $363,845             $565,963             $832,700
Gross Charge-
 offs(2)........  $    627    0.54%    $    766    0.31%    $  2,120    0.58%    $  3,795    0.67%    $  8,303    1.00%
Recoveries(3) ..  $    115    0.10%    $    219    0.09%    $    275    0.07%    $    277    0.05%    $    770    0.09%
                  --------    ----     --------    ----     --------    ----     --------    ----     --------    ----
Net Losses .....  $    512    0.44%    $    547    0.22%    $  1,845    0.51%    $  3,518    0.62%    $  7,533    0.91%
                  ========    ====     ========    ====     ========    ====     ========    ====     ========    ====

--------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables previously charged off.

                         CONSUMER FINANCE CORPORATION

                            DELINQUENCY EXPERIENCE

                                              AS OF DECEMBER 31,
                         -------------------------------------------------------------
                                1995(1)              1996                 1997
                         ------------------- -------------------- --------------------
                         DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE
                         AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                          (000)  RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES
                         ------- ----------- -------- ----------- -------- -----------
Receivables Outstand-
 ing(2) ................ $49,375             $179,105             $464,518
Delinquencies(3)(4):
  30-59 Days ........... $ 2,528    5.12%    $ 11,222     6.27%   $ 32,282     6.95%
  60-89 Days ...........     609    1.23%       2,529     1.41%     10,127     2.18%
  90 days or more ......     871    1.76%       5,547     3.10%     24,565     5.29%
                         -------    ----     --------    -----    --------    -----
    Total Delinquencies
     ................... $ 4,008    8.11%    $ 19,298    10.78%   $ 66,974    14.42%
                         =======    ====     ========    =====    ========    =====

--------
(1) CFC was formed in December 1994.
(2) "Receivables Outstanding" is the remaining principal balance.
(3) The period of delinquency is based on the number of days payments are contractually past due.
(4) Includes repossessions in inventory.

                         CONSUMER FINANCE CORPORATION

                                LOSS EXPERIENCE

                                        FOR THE YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------------
                                1995(1)              1996                 1997
                         ------------------- -------------------- --------------------
                                 PERCENTAGE           PERCENTAGE           PERCENTAGE
                         DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE
                         AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES
                          (000)  OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING
                         ------- ----------- -------- ----------- -------- -----------
Average Receivables
 Outstanding(2)......... $21,383             $111,510             $322,757
Gross Charge-offs(3) ... $   144    0.67%    $  2,922    2.62%    $ 15,538    4.81%
Recoveries(4) .......... $     0    0.00%    $    141    0.13%    $    613    0.19%
                         -------    ----     --------    ----     --------    ----
Net Losses ............. $   144    0.67%    $  2,781    2.49%    $ 14,925    4.62%
                         =======    ====     ========    ====     ========    ====

--------
(1) CFC was formed in December 1994.
(2) Equals the arithmetic average of the month-end balances.
(3) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(4) Includes current post-disposition recoveries on receivables previously charged off.

  CFC was formed in December 1994, and commenced originating loans in January 1995. Experience indicates that the loss and delinquency levels of a portfolio of automobile loans typically will change as the portfolio ages, and that statistics relating to a portfolio of relatively newly originated loans may understate the loss and delinquency levels of such portfolio over its life. Due to the relatively short history of CFC's program, together with the growth in CFC's portfolio over the periods indicated, the loss and delinquency levels of CFC's portfolio may be higher in future periods than those reflected in the statistics presented herein.

                               THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling Agreement to be entered into by the Servicer, the Seller and the Trustee. The Trustee will provide a copy of the Pooling Agreement to Certificateholders without charge on written request addressed to its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance/Chevy Chase 1998-1.

  The following summary describes certain terms of the Pooling Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling Agreement. Wherever provisions of the Pooling Agreement are referred to, such provisions are hereby incorporated herein by reference. The following summary supplements and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Certificates and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

GENERAL

  The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede as nominee of DTC. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the event that Definitive Securities are issued under the limited circumstances described in the accompanying Prospectus under "Description of the Securities--Definitive Securities". Unless and until Definitive Securities are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references to distributions, notices, reports, and statements to Certificateholders shall refer to distributions, notices, reports, and statements to DTC. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the accompanying Prospectus.

  In general, it is intended that Certificateholders receive, on each Distribution Date, an amount of principal equal to the decrease in the Pool Balance from the beginning to the end of the related Collection Period, plus interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance as of the immediately preceding Distribution Date (after giving effect to the distribution of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Original Certificate Principal Balance. See "--Flow of Funds" herein. Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts (as defined herein) by the Seller or the Servicer, amounts, if any, from the Reserve Account and the Yield Maintenance Account, proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies if any, covering Vehicles or Obligors (as defined herein) as the case may be, to the extent that such insurance policies relate to the Receivables, Liquidation Proceeds (net of certain Servicer expenses) upon the repossession and sale of Vehicles and any Insured Payments remitted by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy" herein.

  Distribution of principal and interest on the Certificates with respect to each Collection Period will be made on the Distribution Date immediately succeeding such Collection Period, commencing on April 20, 1998. Each Collection Period will be one calendar month.

CONVEYANCE OF RECEIVABLES

  On the Closing Date, the Seller will sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except as expressly set forth in the Pooling Agreement), all of its right, title and interest in and to the Receivables, including its security interests in the Vehicles and the other Trust Property. CFC will convey the CFC Receivables to the Seller prior to such sale and assignment. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates.

  In the Pooling Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to obtain physical damage and theft insurance in accordance with Seller's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Seller have been asserted or threatened (other than the interest of the Trustee); (iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws. The only recourse the Trustee and the Certificateholders will have against the Seller for breach or failure to be true of any of the representations and warranties contained in the Pooling Agreement with respect to a Receivable will be to require the Seller to repurchase the Receivable. See "--Mandatory Repurchase of Receivables" herein.

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings related thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Certificateholders and the Certificate Insurer. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, UCC financing statements reflecting the sale and assignment of the Receivables by the Seller to the Trust will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "Certain Legal Aspects of the Receivables" in the Prospectus. Pursuant to the terms of the Pooling Agreement, the Servicer will be required to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the Trust in the Receivables. The Servicer may designate CFC to act as custodian with respect to Receivables Files relating to the CFC Receivables.

SERVICING PROCEDURES

  The Receivables will be serviced by the Servicer pursuant to the Pooling Agreement. The Servicer may designate CFC to act as subservicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. The Pooling Agreement requires that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the Servicer will act on behalf and for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

  CFC's collection procedures differ in certain respects from those employed by the Bank. On an Obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the Obligor's tenth day of delinquency. In general, both the Bank and CFC initiate the repossession process by the 45th day of delinquency.

  The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any insurance policies relating to the Vehicles and for enforcing any security interest in any of the Vehicles, all as set forth in the Pooling Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions, providing appropriate federal income tax information for use in providing information to Certificateholders and attempting to maintain the perfected security interest of the applicable Lender in the Vehicles.

  The Pooling Agreement requires that on or before December 31 of each year, beginning December 31, 1999, the Servicer will deliver an officers' certificate to the Trustee and the Certificate Insurer stating (i) a review of the activities of the Servicer during the preceding 12-month period ended September 30 of such year (or such longer or shorter period since the date of the Pooling Agreement) and of its performance under the Pooling Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

  The Pooling Agreement requires that the Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, with a copy to the Rating Agencies and the Certificate Insurer, within 90 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 1999, a written statement to the effect that such firm has read the monthly Servicer's Certificates delivered pursuant to the Pooling Agreement with respect to each Collection Period during such one-year period (or such longer or shorter period since the date of the Pooling Agreement) and reviewed the servicing of the Receivables by the Servicer and that such review
(1) included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Pooling Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

SERVICER DEFAULT; WAIVER OF PAST DEFAULTS

  Any of the following events will constitute a "Servicer Default" under the Pooling Agreement: (i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's Certificate or to deliver to the Trustee for distribution to the Certificateholders any proceeds or payment required to be so delivered under the terms of the Pooling Agreement, which failure continues unremedied for more than three Business Days after written notice from (x) the Trustee or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance and, which notice, in either case, shall be consented to by the Certificate Insurer is received by the Servicer or (y) the Certificate Insurer is received by the Servicer; (ii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Seller, as the case may be, in the Pooling Agreement, which failure materially and adversely affects the rights of the Certificateholders (determined without regard to the Certificate Insurance Policy) and which continues unremedied for more than 30 days after the giving of written notice of such failure (x) to the Servicer or the Seller, as the case may be, by the Trustee, which notice, in either case, is consented to by the Certificate Insurer, (y) to the Servicer or the Seller, as the case may be, and to the Trustee by the Certificateholders evidencing not less than 25% of the Certificate Principal Balance which notice is consented to by the Certificate Insurer or (z) to the Servicer or the Seller, as the case may be, by the Certificate Insurer; and
(iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations. See "Description of the Trust Agreements--Removal of the Servicer" in the Prospectus. Upon the occurrence of a Servicer Default, the Servicer may be removed, with the consent of the Certificate Insurer, by the Trustee or by the Majority Certificateholders, or by the Certificate Insurer.

  The Majority Certificateholders, with the consent of the Certificate Insurer, or the Certificate Insurer, may waive certain defaults by the Servicer in the performance of its obligations under the Pooling Agreement. See "Description of the Securities--Waiver of Past Defaults" in the accompanying Prospectus.

  "Majority Certificateholders" means, as of any date of determination, Holders of Certificates representing a majority of the Certificate Principal Balance as of such date.

  If the Certificate Insurer shall have failed to pay any amount due and payable under the Certificate Insurance Policy, which failure has not been cured, any vote or action of the Trustee or the Majority Certificateholders that otherwise requires the consent of the Certificate Insurer may be taken without such consent, and all rights of the Certificate Insurer to take or consent to any action shall vest in the Majority Certificateholders until such failure has been cured.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee equal to one-twelfth of the product of (i) 2.35% and (ii) the Pool Balance as of the first day of the immediately preceding Collection Period. A portion of such Servicing Fee may be paid over by the Servicer to CFC with respect to its sub-servicing of the CFC Receivables.

  All costs of servicing each Receivable in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

MANDATORY REPURCHASE OF RECEIVABLES

  In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "--Conveyance of Receivables" herein, which breach or failure materially and adversely affects a Receivable or the interest of the Trust, the Certificateholders or the Certificate Insurer in such Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice from the Trustee, the Certificate Insurer or the Servicer of, such breach or failure, will be required to repurchase, as of such day (or, at Seller's option, as of the last day of the month in which such breach was discovered), the Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the Determination Date following such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Trustee or the Certificate Insurer against the Seller for any such uncured breach or failure. See "Description of the Trust Agreements--Mandatory Repurchase of Receivables" in the accompanying Prospectus.

  In the event of a breach of certain covenants of the Servicer in the Pooling Agreement, the Servicer will be required to purchase the affected Receivables from the Trust. The purchase obligation will constitute the sole remedy available to the Certificateholders, the Trustee or the Certificate Insurer against the Servicer for any such uncured breach. See "Description of the Trust Agreements--Servicing Procedures" in the accompanying Prospectus.

  The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of unpaid interest on such principal balance at the related APR through the date such Receivable is purchased, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

ACCOUNTS

  On the Closing Date, the Trustee will establish the Collection Account, into which all payments (other than amounts representing the Servicing Fee and other amounts payable to the Servicer as described in "--Servicing Compensation and Payment of Expenses") made on or with respect to the Receivables will be deposited, and the Certificate Account, from which all distributions with respect to the Receivables and the Certificates will be made. The Seller will establish the Reserve Account and the Yield Maintenance Account with the Trustee. The Collection Account, the Certificate Account, the Reserve Account and the Yield Maintenance Account are collectively referred to as the "Accounts." The Certificate Account is a "Distribution Account" described in the Prospectus. Each Account will be established in the name of the Trustee on behalf of the Trust, the Certificateholders and the Certificate Insurer. The Reserve Account and the Yield Maintenance Account will not be assets of the Trust, although such accounts will be pledged to the Trust. Any net investment earnings on the Yield Maintenance Account and the Reserve Account will be released to the Seller or its designee on each Distribution Date.

  On each Distribution Date, as described under "--Flow of Funds" herein, certain amounts are required to be deposited in the Reserve Account. No later than the Claim Date, amounts, if any, on deposit in the Reserve Account will be deposited in the Certificate Account to the extent that Required Payments for the following Distribution Date exceed Available Funds available for such payments in accordance with the priority of payments set forth below. Amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Balance will be released to the Seller or its designee. The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

FLOW OF FUNDS

  On or before the earlier of the 13th Business Day or the 16th calendar day of each month (the "Determination Date"), the Servicer will (x) instruct the Trustee to withdraw from the Collection Account and deposit into the Certificate Account the amount deposited to the Collection Account with respect to the Receivables during or otherwise with respect to the related Collection Period, including Liquidation Proceeds, (y) instruct the Trustee to withdraw from the Yield Maintenance Account and deposit into the Certificate Account the Yield Maintenance Payment for such Distribution Date and (z) deliver to the Trustee, the Rating Agencies and the Certificate Insurer a certificate (the "Servicer's Certificate") setting forth the information needed to make payments and other distributions and transfers on the upcoming Distribution Date.

  If, in preparing the Servicer's Certificate, the Servicer determines that the Required Payments exceed Available Funds available for such payments in accordance with the priority of payments set forth below, the Servicer will calculate the Insufficiency Amount (as defined herein) and notify the Trustee and the Certificate Insurer thereof. Pursuant to the Pooling Agreement, the Trustee will withdraw from the Reserve Account and deposit in the Certificate Account an amount equal to the lesser of (x) such Insufficiency Amount and (y) the amount then on deposit in the Reserve Account. Unless the Certificate Insurer has otherwise caused the remaining Insufficiency Amount (after any deposits from the Reserve Account) to be deposited in the Certificate Account not later than 12:00 p.m. St. Paul, Minnesota time on the Claim Date preceding any Distribution Date, the Trustee will deliver on such Claim Date a completed Notice to the Certificate Insurer (with the Insufficiency Amount as of such Claim Date, the amount withdrawn from the Reserve Account, the amount of the Insured Payment, and any other data appropriately completed). The Certificate Insurer will then pay such Insured Payment as provided under the terms of the Certificate Insurance Policy.

  On each Distribution Date, the Trustee is required to pay the entire amount of money then on deposit in the Certificate Account (including the amount withdrawn from the Reserve Account and deposited therein), other than amounts deposited into the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Servicer, as the case may be, in the following order of priority to the extent of the funds available from the specified sources:

    (a) to itself, the Trustee fee including any overdue Trustee fee, such amount to be paid from Available Funds;

    (b) to the Certificate Insurer, an amount equal to any premium owed to it for such Distribution Date, such amount to be paid from Available Funds (after giving effect to the application of Available Funds described in clause (a) above);

    (c) to the Certificateholders, pro rata, Monthly Interest including any overdue Monthly Interest, such amount to be paid from Available Funds (after giving effect to the application of Available Funds described in clauses (a) and (b) above); and if such Available Funds are insufficient, the Certificateholders will be entitled to receive such deficiency from monies deposited into the Certificate Account from the Reserve Account;

    (d) to the Certificateholders, pro rata, the Monthly Principal, including any overdue Monthly Principal such amount to be paid from Available Funds (after giving effect to the application of Available Funds described in clauses (a), (b) and (c) above); and if such Available Funds are insufficient, from monies deposited into the Certificate Account from the Reserve Account;

    (e) to the Certificate Insurer, the Reimbursement Amount, if any, then owed to the Certificate Insurer, such amount to be paid from Available Funds (after giving effect to the application of Available Funds described in clauses (a), (b), (c) and (d) above);

    (f) to the Reserve Account, the difference, if any, between (x) the Specified Reserve Balance as of such Distribution Date and (y) the amount on deposit in the Reserve Account, such amount to be paid from Available Funds (after giving effect to the application of Available Funds described in clauses (a), (b), (c), (d) and (e) above);

    (g) to the Servicer, the Trustee and the Certificate Insurer, certain indemnification amounts to which they may be entitled, such amount to be paid from Available Funds after giving effect to the application of Available Funds described in clauses (a), (b), (c), (d), (e) and (f) above); and

    (h) to the Seller or its designee, the aggregate amount remaining in the Certificate Account.

  As used in this Prospectus Supplement, the following terms have the following meanings:

  "Available Funds" means, with respect to a Distribution Date, for the related Determination Date, any and all amounts then held in the Collection Account and deposited therein with respect to the Receivables during or otherwise with respect to the related Collection Period (other than amounts representing the Servicing Fee and other amounts payable to the Servicer as described in "--Servicing Compensation and Payment of Expenses" herein for such Collection Period), together with amounts to be transferred from the Yield Maintenance Account to the Certificate Account with respect to such Distribution Date. "Available Funds" does not include amounts, if any, on deposit in or withdrawn from the Reserve Account or any amounts paid by the Certificate Insurer under the Certificate Insurance Policy.

  "Claim Date" means, with respect to a Distribution Date, the third Business Day immediately preceding such Distribution Date.

  "Defaulted Receivable" means, with respect to any Distribution Date, a Receivable with respect to which the earlier of the following has occurred:
(i) the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Collection Period (or, with respect to a Receivable which the Servicer has determined to be either a "skip" or a bankruptcy, such longer period of delinquency as may be permitted by the Certificate Insurer) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

  "Insufficiency Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Payments over (y) Available Funds available for such payments in accordance with the priority of payments described under--"Flow of Funds".

  "Late Payment Rate" means, with respect to any Distribution Date, the "Prime Rate" of interest as published in The Wall Street Journal in New York, New York, plus 2%. The Late Payment Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

  "Liquidation Proceeds" means, with respect to any Defaulted Receivable and Collection Period, the monies collected with respect to such Defaulted Receivable during such Collection Period from whatever source (other than amounts paid by the Certificate Insurer under the Certificate Insurance Policy or withdrawals from the

Reserve Account or the Yield Maintenance Account), net of the sum of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amount required by law to be remitted to the Obligor.

  "Monthly Interest" for any Distribution Date will equal one-twelfth of the product of the Pass-Through Rate and the Certificate Principal Balance as of the close of business on the immediately preceding Distribution Date, after giving effect to the distribution of principal made on such immediately preceding Distribution Date or, in the case of the first Distribution Date, the Original Certificate Principal Balance.

  "Monthly Principal" for any Distribution Date will equal the excess of (x) the aggregate unpaid principal balances of the Receivables on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Certificate Principal Balance) over (y) the aggregate unpaid principal balances of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the Final Scheduled Distribution Date will equal the Certificate Principal Balance on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable. In no event shall the Monthly Principal to be distributed exceed the Certificate Principal Balance.

  "Net Available Distribution Amount" means with respect to any Distribution Date, the sum of (i) Available Funds (other than amounts deposited to the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Servicer) net of amounts payable in respect of the Trustee fee and the premium due to the Certificate Insurer in respect of such Distribution Date plus (ii) amounts withdrawn from the Reserve Account for deposit into the Certificate Account with respect to such Distribution Date.

  "Pool Balance" means, with respect to any date of determination, the aggregate outstanding principal balance of all the Receivables as of the close of business on such date.

  "Purchased Receivable" means, with respect to a Distribution Date, a Receivable purchased by the Seller or the Servicer on or prior to the Determination Date immediately preceding such Distribution Date.

  "Reimbursement Amount" means, with respect to any Distribution Date, the aggregate of unreimbursed Insured Payments paid by the Certificate Insurer under the Certificate Insurance Policy as of such Distribution Date plus the amount of any unpaid premium owed to the Certificate Insurer, plus accrued interest on each at the Late Payment Rate.

  "Required Payments" means, with respect to any Distribution Date, the sum of the Monthly Principal and Monthly Interest.

RESERVE ACCOUNT

  The Reserve Account will be a segregated trust account held by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Reserve Account will be funded by the Seller on the Closing Date with an initial deposit by the Seller of cash in an amount required by the Pooling Agreement. Thereafter, Available Funds will be deposited from time to time in the Reserve Account as described under "--Flow of Funds" herein, to the extent necessary to maintain the amount in the Reserve Account at the Specified Reserve Balance.

  Amounts held from time to time in the Reserve Account will be held for the benefit of the Certificateholders and the Certificate Insurer. Funds on deposit in the Reserve Account may be invested in certain Eligible Investments provided for in the Pooling Agreement. Investment income on monies on deposit in the Reserve Account, net of investment expenses and losses on such investments, will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders, and will be paid to the Seller or its designee on each Distribution Date. Investment expenses and any loss on such investments in excess of earnings for the related Collection Period will be charged to the Reserve Account on each Distribution Date.

  Amounts on deposit in the Yield Maintenance Account will not be available to Certificateholders in the event that defaults or delinquencies in collections on the Receivables result in shortfalls in amounts due to

Certificateholders or for any other purpose other than withdrawals in respect of specified shortfalls on each Distribution Date. See "Description of the Trust Agreements--Yield Maintenance Account and Yield Maintenance Agreement" in the accompanying Prospectus.

WITHHOLDING

  The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount with respect to the Certificates that the Trustee reasonably believes are applicable under the Code. Foreign Beneficial Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Certain Federal Income Tax Consequences-- Foreign Beneficial Owners" herein. The consent of neither the Certificateholders nor the Beneficial Owners will be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Certificateholders. If any withholding or other tax is imposed by any jurisdiction, neither the Certificateholders nor the Beneficial Owners have any right to receive additional interest or other amounts in consequence thereof.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement (a "Monthly Report"), based on information in the Servicer's Certificate, setting forth the following information for such Distribution Date:

    (a) the amount of the distribution allocable to principal including any overdue principal;

    (b) the amount of the distribution allocable to interest including any overdue interest;

    (c) the aggregate amount of fees and compensation received by the Servicer and the Trustee for the Collection Period;

    (d) the amount, if any, of Insured Payments with respect to such Distribution Date;

    (e) the amount, if any, withdrawn from the Reserve Account and the Yield Maintenance Account with respect to such Distribution Date;

    (f) the aggregate net losses on the Receivables for the related Collection Period;

    (g) the Pool Balance and the Pool Factor as of the end of the related Collection Period;

    (h) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

    (i) the Certificate Principal Balance as of such Distribution Date (after giving effect to the distributions on such Distribution Date).

OPTIONAL TERMINATION

  The Pooling Agreement will provide that on any Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance, the Seller will have the option to acquire all right, title and interest in all, but not less than all, Receivables held in the Trust by paying into the Trust for retirement of the Certificates an amount equal to the aggregate of the Purchase Amounts of the Receivables together with any Reimbursement Amounts then owed to the Certificate Insurer.

                            THE CERTIFICATE INSURER

  The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

  Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), a New York domiciled financial guarantee insurance company, through a merger with its parent CapMAC Holdings Inc. The Company then contributed the common stock of CMAC to the Certificate Insurer. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Certificate Insurer and the Certificate Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.

  The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                            SAP
                                            ------------------------------------
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
                                                (AUDITED)        (UNAUDITED)
                                                       (IN MILLIONS)
Admitted Assets............................      $4,476             $5,165
Liabilities................................       3,009              3,457
Capital and Surplus........................       1,467              1,708
                                                            GAAP
                                            ------------------------------------
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
                                                (AUDITED)        (UNAUDITED)
                                                       (IN MILLIONS)
Assets.....................................      $5,066             $5,819
Liabilities................................       2,262              2,594
Shareholder's Equity.......................       2,804              3,225

  Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practice are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

  The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the headings "The Certificate Insurer" and "The Certificate Insurance Policy." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

  Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer and CMAC "Aaa."

  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer and CMAC "AAA."

  Fitch IBCA, Inc. (formerly known as Fitch Investors Service, LP) rates the claims paying ability of the Certificate Insurer "AAA." (CMAC has not requested a rating from Fitch IBCA, Inc.)

  Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

  The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                       THE CERTIFICATE INSURANCE POLICY

  The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successors, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

  The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

  The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

  Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

  The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

  As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

  "Agreement" means the Pooling and Servicing Agreement dated as of March 1, 1998 among Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or modification has been approved in writing by the Certificate Insurer.

  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the Trustee under the Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

  "Deficiency Amount" means, with respect to any Distribution Date, the excess, if any, of Required Payments over the Net Available Distribution Amount for such Distribution Date.

  "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

  "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Certificates to payment thereunder.

  "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

  Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement, unless such amendment or modification has been approved in writing by the Certificate Insurer.

  Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences to the original holders of the Certificates of the purchase, ownership and disposition of the Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

  In the opinion of Dewey Ballantine LLP, special tax counsel to the Underwriters, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial Owner ("Beneficial Owner") will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

TAXATION OF BENEFICIAL OWNERS

  For purposes of federal income tax, the Servicer will be deemed to have retained a fixed portion of the interest due on a portion of the Receivables (the "Retained Yield") equal to the difference between (x) the APR of such Receivable and (y) the sum of the Pass-Through Rate and reasonable fees and expenses payable by the Trust. The Retained Yield will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. Accordingly, each Beneficial Owner will be treated as owning an interest in the principal of, and certain interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that exceeds the sum of the Pass-Through Rate on the Certificates and the fees and expenses payable by the Trust) and such ownership interest will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

  The Beneficial Owners of the Certificates and the related rights to receive Yield Maintenance Payments from the Yield Maintenance Account will be treated for tax purposes as owning two separate investments: (i) the respective Certificates without the right to receive Yield Maintenance Payments and (ii) the right to receive the Yield Maintenance Payments. The Beneficial Owners of the respective Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Certificates for calculating accruals of original issue discount (if any). See "Certain Federal Income Tax Consequences-- Discount and Premium" herein.

  Although there is no precise authority, a Beneficial Owner of a Certificate should be treated for federal income tax purposes with respect to its right to receive Yield Maintenance Payments as having entered into a notional principal contract on the date that it purchases its Certificates. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Yield Maintenance Payments will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Yield Maintenance Payments will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

  With respect to a Beneficial Owner's interest in a Certificate without regard to the right to receive Yield Maintenance Payments, each Beneficial Owner is required to include in income for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables subject to the discussion below under the heading "Discount and Premium" herein. Such gross income attributable to interest on the Receivables will exceed the Pass-Through Rate by an amount equal to the Beneficial Owner's share of the reasonable expenses of the Trust for the period during which it owns a Certificate. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Beneficial Owner from the Reserve Account or from the Certificate Insurance Policy will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

  Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest may be included in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and
(ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on any Certificate would be includible in income as described below. The discussion herein is based on special tax counsel's advice that each Beneficial Owner's interest in the Trust should be treated as an interest in a single debt instrument bearing interest equal to the sum of the Pass-Through Rate plus such Certificate's share of the expenses of the Trust. The Trustee will report tax information consistent with such advice. Because the Certificates are stripped bonds, alternative characterizations are possible. Investors should consult their own tax advisors regarding the proper treatment of the Certificates for federal income tax purposes.

  Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income. In addition, in the case of Beneficial Owners who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of such Beneficial Owner's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of such itemized deductions. To the extent that any fee is determined to be in excess of a reasonable amount (and hence not deductible), such excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Beneficial Owners should not include any amount attributable to such excess fee.

DISCOUNT AND PREMIUM

  A Beneficial Owner that purchases a Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Certificate. The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the determination of the amount of discount and the de minimis computation can be made for each overall Certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the weighted average maturity date of the Certificate. It is not clear in calculating the weighted average maturity date whether expected prepayments are taken into account.

  If the discount is de minimis (which should be the case for original purchasers of Certificates) it would appear that such discount is includible in income as principal distributions are received on the Receivables and in proportion to such principal distributions. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain if the Certificate was held as a capital asset.

  If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate taking into account the prepayment assumption, to the particular purchaser. Unless the Certificates are originally issued with more than a de minimis amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

  In the event that a Certificate is treated as purchased at a premium (i.e., the purchase price exceeds the portion of the remaining Principal Balance of the Receivables allocable to such Certificate), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

  If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost allocated to the Certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount (or by any offset previously allowed for accrued premium) and by the amount of principal distributions previously received on the Receivables. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN BENEFICIAL OWNERS

  Interest attributable to Receivables which is received by a Beneficial Owner who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Beneficial Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a Certificate is effectively connected with a United States trade or business carried on by a Beneficial Owner who or which is not a United States person, the 30 percent withholding tax will not apply but such Beneficial Owner will be subject to United States federal income tax at graduated rates applicable to United States persons. For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate that is subject to federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. Recent legislation has authorized the issuance of tax regulations to determine whether partnerships are considered to be "United States persons" by taking into account factors other than the state of organization; however, the legislative history of the enacting legislation indicates that those tax regulations should apply only to partnerships organized after the publication of such regulations (or of the likely content). Any person who or which is not a United States person is a "Foreign Owner."

BACKUP WITHHOLDING

  Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Certificates as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the IRS, unless the recipient is an exempt recipient and establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

STATE AND LOCAL INCOME TAX CONSEQUENCES

  State tax consequences to each Beneficial Owner will depend upon the provisions of the state tax laws to which the Beneficial Owner is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Beneficial Owners in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to the treatment of the Beneficial Owner by any particular state. Beneficial Owners are urged to consult their own tax advisors with respect to state and local taxes.

  THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit sharing, or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."

  Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Seller, the Trustee, any Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriters are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

  Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust could result in prohibited transactions.

  The DOL has granted to Credit Suisse First Boston and to J.P. Morgan & Co. administrative exemptions (Prohibited Transactions Exemption 89-90 and 90-23), (the "Exemptions") which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1),
Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemptions are satisfied. Each Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

    (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

    (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for their services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  A fiduciary of a Benefit Plan considering whether to purchase any Certificates should individually determine that the Benefit Plan satisfies the conditions described in clauses (1) and (6) above. The Seller believes that the Trust will satisfy the conditions described in the other clauses above.

  If the general conditions of each Exemption are satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of
Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an Excluded Plan (as defined herein) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee, (7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in (1) to (7) above (the "Restricted Group").

  If the specific conditions of Section I.B. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and
(3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-Off Date, the Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust.

  If the specific conditions of Section I.C. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust. The specific conditions of Section I.C. are that (i) such transactions are carried out in accordance with the terms of the Pooling Agreement, and (ii) the Pooling Agreement (or a description of the material terms thereof) is made available to investors prior to their investment in the Trust. The Seller intends to comply with the foregoing conditions.

  Section I.D of each Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.

  Before purchasing a Certificate based on the Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in such Exemption would be satisfied.

  Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

  It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of Rating Agencies assigned to Certificates address the likelihood of the receipt by the Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in an Underwriting Agreement dated March 12, 1998 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed to purchase from the Seller the following respective principal amounts of the Certificates:

                                                                   PRINCIPAL
                                                                   AMOUNT OF
           UNDERWRITER                                           CERTIFICATES
           -----------                                          ---------------
     J.P. Morgan Securities Inc................................ $ 75,500,787.82
     Credit Suisse First Boston Corporation.................... $ 75,500,000.00
                                                                ---------------
         Total................................................. $151,000,787.82
                                                                ===============

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.

  The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of 0.15% of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of 0.125% of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions.

  The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Series 1998-1 Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 1998-1 Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 1998-1 Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

  In the ordinary course of its business, each Underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with Chevy Chase Bank, F.S.B. and its affiliates.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

  Each purchaser of a Certificate in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificate without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions" herein.

RIGHTS OF ACTIONS (ONTARIO PURCHASERS)

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of a Certificate to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Certificates acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

  Canadian purchasers of Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and with respect to the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

                                    EXPERTS

  The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Shaw Pittman Potts & Trowbridge, Washington, D.C. and for the Underwriters by Dewey Ballantine LLP, New York, New York. George M. Rogers, Jr., whose professional corporation is a member of Shaw Pittman Potts and Trowbridge, is a director of the Bank and a trustee of the parent of the Bank.

                             INDEX OF DEFINED TERMS

Accounts................................................................... S-21
Agreement.................................................................. S-29
APRs.......................................................................  S-4
Available Funds............................................................ S-23
Balloon Receivable......................................................... S-12
Bank.......................................................................  S-1
Bank Receivables........................................................... S-11
Beneficial Owner........................................................... S-30
Benefit Plans.............................................................. S-35
BIF........................................................................ S-15
Business Day...............................................................  S-4
CEDEL......................................................................  S-1
Certificate Account........................................................  S-5
Certificate Insurance Policy...............................................  S-1
Certificate Insurer........................................................  S-1
Certificate Principal Balance..............................................  S-4
Certificateholders.........................................................  S-1
Certificates...............................................................  S-1
CFC........................................................................  S-4
CFC Receivables............................................................ S-11
Claim Date................................................................. S-23
Closing Date...............................................................  S-3
CMAC....................................................................... S-26
Code....................................................................... S-30
Collection Account.........................................................  S-5
Collection Period..........................................................  S-5
Company.................................................................... S-25
Cut-Off Date...............................................................  S-3
Dealers.................................................................... S-11
Defaulted Receivable....................................................... S-23
Deficiency Amount.......................................................... S-29
Determination Date......................................................... S-22
Distribution Account....................................................... S-21
Distribution Date..........................................................  S-4
DOL........................................................................ S-33
ERISA......................................................................  S-8
Euroclear..................................................................  S-1
Excess Funds...............................................................  S-5
Exchange Act............................................................... S-30
Exemptions................................................................. S-34
Excluded Plan.............................................................. S-34
FDIC....................................................................... S-15
FDICIA..................................................................... S-15
Final Scheduled Distribution Date..........................................  S-1
FIRREA..................................................................... S-15
Fiscal Agent............................................................... S-28
Fitch......................................................................  S-8
Flow of Funds.............................................................. S-22
Foreign Owner.............................................................. S-32

GAAP....................................................................... S-26
Initial Yield Maintenance Amount...........................................  S-6
Insolvency Event........................................................... S-20
Insufficiency Amount....................................................... S-23
Insured Payment............................................................  S-6
IRS........................................................................ S-30
Issuer.....................................................................  S-3
Late Payment Rate.......................................................... S-23
Lenders....................................................................  S-4
Liquidation Proceeds....................................................... S-23
Majority Certificateholders................................................ S-20
Monthly Interest...........................................................  S-4
Monthly Principal.......................................................... S-24
Monthly Report............................................................. S-25
Moody's....................................................................  S-8
Net Available Distribution Amount.......................................... S-24
Notice..................................................................... S-29
Notional Principal Contract Regulations.................................... S-30
Obligor....................................................................  S-4
Optional Termination.......................................................  S-7
Original Certificate Principal Balance.....................................  S-4
OTS........................................................................ S-15
Owner...................................................................... S-29
Pass-Through Rate..........................................................  S-1
Pool Balance............................................................... S-24
Pooling Agreement..........................................................  S-1
Preference Amount.......................................................... S-29
Prime Rate................................................................. S-23
Purchase Amount............................................................ S-21
Purchased Receivable....................................................... S-24
Rating Agencies............................................................  S-8
Real Estate Investment Trust............................................... S-15
Receivable File............................................................ S-19
Receivables................................................................  S-1
Record Date................................................................  S-5
Regulations................................................................ S-36
Reimbursement Amount....................................................... S-24
Required Payments.......................................................... S-24
Required Rate..............................................................  S-6
Reserve Account............................................................  S-5
Reserve Initial Deposit....................................................  S-5
Restricted Group........................................................... S-34
Retained Yield............................................................. S-30
S&P........................................................................  S-8
SAIF....................................................................... S-15
SAP........................................................................ S-26
Seller.....................................................................  S-1
Servicer...................................................................  S-1
Servicer Default........................................................... S-20
Servicer's Certificate..................................................... S-22
Servicing Fee..............................................................  S-7
Servicing Fee Rate.........................................................  S-7

Specified Reserve Balance..................................................  S-6
Trade-In Value............................................................. S-11
Trust......................................................................  S-1
Trust Property.............................................................  S-3
Trustee....................................................................  S-1
Underwriters............................................................... S-36
Underwriting Agreement..................................................... S-36
United States person....................................................... S-32
Vehicles...................................................................  S-1
Yield Maintenance Account..................................................  S-6
Yield Maintenance Amount...................................................  S-7
Yield Maintenance Payments.................................................  S-3

                                  PROSPECTUS

             AUTO RECEIVABLES BACKED SECURITIES ISSUABLE IN SERIES
                           CHEVY CHASE BANK, F.S.B.

                                 -------------

  This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be issued and sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by Chevy Chase Bank, F.S.B. (the "Bank") or by a trust to be formed or managed by the Bank for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Bank together with any Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

  Each series of Certificates will evidence beneficial interests in a segregated pool of assets (the related "Trust Property") and each series of Notes will represent indebtedness of the related Issuer secured by the related Trust Property, as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sale or finance contracts between manufacturers, dealers or certain other originators and retail consumers for the purchase of new and used automobiles, light duty trucks and vans (the "Contracts"), or participation interests therein, along with the related security interests in the underlying new and used automobiles, light duty trucks and vans, and property relating thereto (the "Vehicles"; together with the Contracts and the proceeds thereof the "Receivables") together with all monies received relating thereto. If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to the related Trust Property or any Class of Securities may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, yield maintenance account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging or derivatives contracts. In addition to or in lieu of the foregoing, such credit or cash flow enhancement may be provided by means of subordination, cross-support among the Trust Properties or over-collateralization. See "Description of the Securities-- Credit and Cash Flow Enhancements." The Receivables in the Trust Property for a series have been or will be originated or acquired by the Bank or the Bank's wholly owned subsidiary Consumer Finance Corporation ("CFC"), or another affiliate of the Bank (each an "Affiliate"), as described herein and in the related Prospectus Supplement. Such Receivables will be serviced by a servicer (the "Servicer"), which will be the Bank unless otherwise described in the related Prospectus Supplement.

  Each series of Securities may include one or more classes (each, a "Class") entitled to disproportionate, nominal or no interest or principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of such series of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series offered hereby, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities" and "Risk Factors--Maturity and Prepayment Considerations."

                                                 (cover continued on next page)

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                 -------------

  THE NOTES OF A GIVEN SERIES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CFC, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK, CFC, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE BANK, CFC, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR FOREIGN JURISDICTION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

  Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is September 17, 1997.

(cover continued from previous page)

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a series of Securities (or the Classes of a series of Securities) to be offered hereunder will set forth, among other things, with respect to such series of Securities (or such Classes): (i) a description of the Class or Classes of such Securities offered hereby; (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables; (iv) a description of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, hedging agreements, derivatives contracts or other forms of Credit Enhancement, if any, relating to one or more pools of Receivables or all or part of such Class of such Securities; (v) the specified interest, if any, of such Class of such Securities in, and manner and priority of, the distributions from the Trust Property; (vi) information as to the nature and extent of subordination with respect to such series or Class of Securities, if any; (vii) the payment or distribution dates to Securityholders (as defined hereinafter); (viii) if other than the Bank, information regarding the Servicer(s) for the related Receivables; (ix) events of default or amortization events; (x) the circumstances, if any, under which the Certificates or the Notes may be subject to redemption, at the option of the Securityholder or of the Issuer; (xi) the operation of any Pre-Funding Account (as defined hereinafter); (xii) a description of the Issuer with respect to such series of Securities; (xiii) information regarding tax and ERISA (as defined hereinafter) considerations, including whether the Issuer will constitute a Financial Asset Securitization Trust ("FASIT") and the tax effects thereof; and (xiv) additional information with respect to the method of distribution of such Class of such Securities.

                             AVAILABLE INFORMATION

  The Bank has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Bank with respect to the Registration Statement, either on its own behalf or on behalf of an Issuer, relating to any series of Securities (or Class thereof) referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of such Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                          REPORTS TO SECURITYHOLDERS

  So long as the Securities are in book-entry form, monthly and annual reports concerning the Securities, the Issuer and the Trust Property will be furnished to the Depository Trust Company ("DTC") as registered holder of the Securities. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Exchange Act, the Bank will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited.

                               TABLE OF CONTENTS

                 TITLE                                                               PAGE NO
                 -----                                                               -------
Prospectus Supplement..............................................................      2
Available Information..............................................................      2
Incorporation of Certain Documents by Reference....................................      2
Reports to Securityholders.........................................................      3
Prospectus Summary.................................................................      4
Risk Factors.......................................................................     12
The Trust Property.................................................................     16
The Issuers........................................................................     17
The Receivables....................................................................     17
Automobile Financing Programs......................................................     19
Pool Factors.......................................................................     19
Use of Proceeds....................................................................     20
The Lenders........................................................................     20
The Trustee(s).....................................................................     20
Description of the Securities......................................................     21
Description of the Trust Agreements................................................     28
Certain Legal Aspects of the Receivables...........................................     37
Certain Tax Considerations.........................................................     41
ERISA Considerations...............................................................     41
Methods of Distribution............................................................     41
Legal Opinions.....................................................................     42
Index of Terms.....................................................................     43
Annex I............................................................................    A-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series (or any Class thereof) offered hereby contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer......................  With respect to each series of Securities, either the Bank or a Trust to be formed or managed by the Bank. The Bank and any Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuers."

Bank........................  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank. The Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and its telephone number is (301) 986-7000. See "The Lenders."

Servicer....................  Unless otherwise disclosed in a Prospectus
                              Supplement, the Servicer for each series of Securities will be the Bank.

Trustee.....................  The Trustee for each series of Securities (the
                              "Trustee") will be specified in the related
                              Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees to the extent required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Securities..............  Each Class of Securities of any series offered hereby will either comprise Certificates evidencing beneficial ownership interests in the related Trust Property, or Notes representing indebtedness of the related Issuer secured by the related Trust Property, as described herein and in the related Prospectus Supplement.

                              With respect to Certificates issued by a Trust, each Trust will be established, and the Certificates issued, pursuant to an agreement (each, a "Pooling Agreement") by and between the Bank, as transferor, and the Trustee named therein. Each Pooling Agreement will describe the related Trust Property.

                              With respect to Notes that represent debt issued by the related Issuer (which may be the Bank or a Trust), the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the Trustee named in such Indenture. Each Indenture will describe the related Trust Property which secures the debt issued by the related Issuer.

                              The Receivables comprising the Trust Property will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                              In the case of the Trust Property of any class of Securities, the contractual arrangements relating to the establishment of the related Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreement which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to Trust Property means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of the related Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                              Securities Will Be Non-Recourse.

                               The Notes of a given series will represent non-recourse obligations of the related Issuer, and the Certificates of a given series will represent beneficial interests in the related Issuer and Trust Property only and will not represent interests in or recourse obligations of the Bank. In the case of Certificates that represent beneficial ownership interests in the related Issuer, the sole source of payment will be the related Trust Property and any other property specified in the related Prospectus Supplement. In the case of Notes that represent debt issued by the related Issuer, such Securities will have recourse solely to, and will be secured by, the related Trust Property and any other property specified in the related Prospectus Supplement. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a letter of credit or financial guaranty insurance policy, may constitute a full recourse obligation of the issuer of such Credit Enhancement.

                              General Nature of the Securities as Investments.

                               Unless otherwise disclosed in a Prospectus
                               Supplement, each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                               Additionally, except to the extent provided in the related Prospectus Supplement, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as having a notional or principal balance and a specified Interest Rate. Fixed Income Securities may consist of either Certificates representing beneficial ownership interests in the related Issuer, or Notes evidencing debt secured by the Trust Property held by the related Issuer.

                               Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or variable Interest Rate, or determined pursuant to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate. The applicable Prospectus Supplement will disclose the method for accruing interest on Fixed Income Securities.

                               A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                               If so provided in the related Prospectus
                               Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                               In addition, certain Classes of Senior (or
                               Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                              General Payment Terms of Securities.

                               As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities (the related "Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Distribution Date"). Distribution Dates with respect to Fixed Income Securities will occur as described in the related Prospectus Supplement.

                               The related Prospectus Supplement will describe a date (the "Record Date") preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the

                               Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. As described in the related Prospectus Supplement, the Distribution Date will be a specified day occurring monthly, quarterly or semi-annually.

                               Each Trust Agreement will describe a period
                               (each, a "Collection Period") preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting the related Trust Property during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest- only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                               In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to a specified amortization schedule. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                               As more fully specified in the related
                               Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, the related Servicer, any Trustee, or any of their respective affiliates.

                              Credit Enhancement.

                               If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to any Class or series of Securities or the related Trust Property may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, yield maintenance account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging and derivatives contracts (collectively "Credit Enhancement"). In addition to or in lieu of the foregoing, Credit Enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Securities--Credit and Cash Flow Enhancements."

Master Trusts; Issuance of
 Additional Series..........  As may be described in the related Prospectus
                              Supplement, the Bank may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time. Under each Trust Agreement relating to a Master Trust (each, a "Master Trust Agreement"), the Bank may determine the terms of any such new series and may offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Trust Agreements--Master Trusts."

                              A new series to be issued by a Master Trust which has a series outstanding may only be issued upon satisfaction of the conditions described herein under "Description of the Trust Agreements-- Master Trusts". Securities issued out of a Master Trust generally will represent undivided interests in the entire pool of Receivables subject to such Master Trust.

The Residual Interest.......  With respect to certain Trusts, such as Master
                              Trusts, the "Residual Interest" at any time represents the rights to the related Trust Property in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Residual Interest in any Trust Property will fluctuate as the aggregate principal balance of Receivables of such Trust (the "Pool Balance") changes from time to time. A portion of the Residual Interest in any Trust may be sold separately in one or more public or private transactions. See "Description of the Trust Agreements--Master Trusts."

Cross-Collateralization.....  As described in the related Trust Agreement and the related Prospectus Supplement, the primary source of payment for Securities of each series will be the related Trust Property only.

                              However, as may be described in the related
                              Prospectus Supplement, a series or Class of Securities may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables.

Trust Property..............  As more fully specified in the related Prospectus
                              Supplement, the Trust Property will consist of certain Contracts, and generally will include a security interest in the related Vehicles. The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to purchase the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts, Simple Interest Contracts (each, as defined hereinafter) or other forms of Contracts as described therein. See "The Receivables--The Contracts."

                              The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in the Trust Property relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                              The Receivables comprising the Trust Property will be originated by the Bank or its affiliates or acquired by the Bank from other originators or owners of Receivables.

                              The Bank will either transfer a pool of
                              Receivables to a Trust pursuant to a Pooling
                              Agreement or a sale agreement, or will pledge the Bank's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The relative rights and duties of the Bank, the Servicer and the related Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                              In addition, if so specified in the related
                              Prospectus Supplement, the Trust Property will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the related Trustee, which will be used to acquire Additional Receivables (as hereinafter defined) from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The amount on deposit in any Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders on the Distribution Date immediately following the end of the Pre-Funding Period.

                              If and to the extent provided in the related
                              Prospectus Supplement, the Bank will be obligated (subject only to the availability thereof either to transfer to the related Trust or pledge to the related Trustee on behalf of the related Securityholders, additional Receivables
                              (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreements--Pre-Funding Accounts."

Yield Maintenance
Accounts....................  Certain of the Receivables may have annual percentage rates of interest ("APR") which are less than the sum of the related Interest Rate, the Servicing Fee Rate and, if applicable, the rates at which the premium of a Credit Enhancer (as defined hereinafter) and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). In such event, a Yield Maintenance Account may be established as a segregated trust account into which the Issuer may make one or more deposits in an aggregate amount (the "Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having an APR of less than the Required Rate.

Registration of Securities;
 Clearance and Settlement...  Unless otherwise set forth in a Prospectus
                              Supplement, the Securities of the series (or
                              Class thereof) offered hereby will initially be represented by one or more global securities registered in the name of Cede & Co. ("Cede") as the nominee of DTC or another depository. Securityholders must elect to hold their Securities through any of DTC (in the United States), Cedel Bank, societe anonyme ("Cedel") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

Repurchase Obligations of
the Bank....................  As more fully described in the related Prospectus
                              Supplement, the Bank will be obligated to reacquire from the related Trust Property any Receivable which was transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus Supplement, the Bank may from time to time reacquire certain Receivables of the Trust Property, subject to specified conditions set forth in the related Trust Agreement.

Servicer's Compensation.....  The related Servicer shall be entitled to receive a fee for servicing the related Trust Property equal to a specified percentage of the value of such Trust Property, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Optional Termination........  The Servicer, the Issuer, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "Description of the Trust Agreements--Termination" herein and in the related Prospectus Supplement.

Mandatory Termination.......  The Trustee, the Servicer or certain other entities specified in the related Prospectus
                              Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the Trust Property or otherwise, under other circumstances and in the manner specified in "Description of the Trust Agreements--Termination" herein and in the related Prospectus Supplement.

Tax Considerations..........  Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) debt issued by a Trust or by the Bank, (iii) interests in a Trust treated as a partnership, (iv) interests in a Trust treated as debt of the Bank, or (v) "regular" or "high-yield interests" issued by a FASIT.

                              The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations........  The Prospectus Supplement for each series of
                              Securities (or Class thereof) offered hereby will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Legal Investment............  The related Prospectus Supplement will describe each Class of Securities, if any, that will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.

Ratings.....................  Each Class of Securities offered pursuant to this
                              Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Exchange Act, and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts of interest due on the related Securities and ultimate payment of all amounts of principal due thereon in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                              The ratings expected to be received with respect to each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be set forth in the related Prospectus Supplement.

                                 RISK FACTORS

  Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

  Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate whether or not such series or any Class thereof will be listed on any securities exchange or whether any underwriter specified therein intends to establish and maintain a secondary market in such Securities.

  Ownership of Contracts. In connection with the issuance of any series of Securities, the Bank will originate or acquire Contracts or CFC will originate or acquire Contracts and assign them to the Bank. The Bank will warrant in the related Trust Agreement (i) if the Bank retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Bank transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust either (x) is a valid assignment, transfer and conveyance of the Contracts to the Trust or (y) results in the related Trustee on behalf of the Securityholders having a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Bank or the Servicer will retain possession of such Contracts; provided that in case the Bank retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Bank, the related Prospectus Supplement may describe specific trigger events that will require delivery of the Contracts to the Trustee. If the Bank, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Bank, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Bank will be obligated to repurchase any Contract transferred to a Trust by the Bank which remains a part of the related Trust Property if there is a breach of the Bank's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

  Security Interests. The transfer of the Receivables and other property of the Trust by the Bank to a Trustee or a Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As described in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee or Trust in the Receivables. Except as specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the related Issuer. See "Certain Legal Aspects of the Receivables".

  Each Contract will create a perfected security interest in the related Vehicle in favor of CFC or the Bank or their designees (and, if perfected in the name of CFC or the Bank, assigned pursuant to the related Trust Agreement to the related Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the applicable Lender (as defined herein) in such Vehicles may not be endorsed or amended to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement or amendment and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a trustee in bankruptcy of a Lender, or a receiver for the Bank, may be able to assert successfully that the Trust or the Trustee did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

  Restrictions on Recoveries. Unless specific limitations are described in the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Bank or any other person or entity whatsoever. At the time of transfer to the related Trustee, the Bank will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

  In the event that the Bank or the Servicer must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Trust Agreement), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether endorsements or amendments to certificates of title relating to the Vehicles had been filed or such certificates have been delivered to the Trustee, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

  Financial Institution Insolvency Risks. The Bank intends that each transfer by it to a Trustee or Trust will constitute either a valid sale and assignment of the Receivables or a grant of a security interest in the Receivables. To the extent the Bank grants a security interest in the Receivables transferred by it to the related Trustee, and such security interest is validly perfected before the occurrence of an insolvency event and is not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank, its creditors, the FDIC, or other conservator or receiver or any federal banking agency or any other person, the Federal Deposit Insurance Act, as amended ("FDIA"), including as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides generally that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC") as receiver or conservator for the Bank. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the related Trustee of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Bank, has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Bank and were to repudiate a Trust Agreement, then the amount payable out of available collections on the related Receivables to the related Securityholders could be lower than the outstanding principal and accrued interest on the related Securities.

  Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Bank (or CFC in the case of Receivables originated or acquired by CFC) is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

  In addition, although each Receivable generally gives the applicable Lender the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Lender nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

  Delinquencies and Losses. There can be no assurance that the historical levels of delinquencies and losses experienced by a Lender on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in a Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or other events.

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other Credit Enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Bank or any of its affiliates. No Securities of any series will be insured or guaranteed by the Bank, CFC, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other Credit Enhancement, all as specified in the related Prospectus Supplement.

  Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or Credit Enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Trust Agreements--Master Trusts."

  Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. In addition, beneficial owners of Securities may not be recognized as Securityholders under the terms of a Trust Agreement and may exercise rights only indirectly through DTC, Cedel or Euroclear.

  Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

  Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants (as defined hereinafter) which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants (as defined hereinafter). See "Description of the Securities--Book Entry Registration."

  Security Rating. The rating of Securities secured by external Credit Enhancement will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the related Securities.

  Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Bank of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, and payments upon an optional acquisition by the Servicer or the Bank of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"). The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

  The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local, regional and national economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

  Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

  Limitations on Interest Payments and Repossessions. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess a Vehicle during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Vehicle in a timely fashion.

  Financial Condition of the Bank. The Bank is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Bank were acting as the Servicer and thereafter ceases so to act, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

  In certain circumstances, the Bank will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Bank is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

  The related Prospectus Supplement will set forth certain information regarding the Bank. In addition, the Bank files reports and other information with the OTS.

  Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Bank to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Bank will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the related Trust Agreement. Pursuant to such Trust Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of a Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Bank. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Bank.

                              THE TRUST PROPERTY

  The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all monies (including accrued interest) due or received thereunder on or after the date on which the payments made with respect to the Receivables are payable to the related Trustee (the applicable "Cut-off Date"), (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) unless otherwise specified in the related Prospectus Supplement, the right to proceeds from claims on physical damage, credit life insurance and disability policies or other policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Bank under agreements pursuant to which the Bank may have acquired such Receivables, (viii) interest earned on certain short-term investments held as part of such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer, the Bank or another person, and (ix) if so specified in the related Prospectus Supplement, Additional Receivables which may be added to the Trust Property from time to time. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreement--Pre-Funding Accounts." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one or more Classes of Securities.

  The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be purchased or originated by the Bank, its wholly-owned subsidiary, CFC, or another originator (each, a "Lender" and together, the "Lenders"). The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.

  The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles are subject to federal or state registration or titling requirements applicable to motor vehicles.

  The Receivables included in the Trust Property will be selected from those Receivables held by the Lenders based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

  With respect to each series of Securities, on or prior to the date on which the Securities are delivered to Securityholders (the "Closing Date"), the Bank will either (i) transfer the related Receivables into a Trust pursuant to a Pooling Agreement between the Bank and the Trustee or (ii) enter into an Indenture with a Trustee relating to the issuance of such Securities, secured by the related Receivables.

                                  THE ISSUERS

  With respect to each series of Securities, the Bank will either issue such Securities or will establish a separate Trust that will issue such Securities, in either case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Bank or, in the case of Securities issued by a Trust, such Trust shall be referred to as the Issuer with respect to the related Securities.

  Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the related Trustee to acquire the related Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Bank, as may be set forth in the related Prospectus Supplement.

  If the protection provided to the Securityholders of a given Class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series or Class.

                                THE RECEIVABLES

RECEIVABLES POOLS

  Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, APR and current principal balance as of the applicable Cut-off Date.

THE CONTRACTS

  As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of APR for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

  If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

  Generally, the "Actuarial Contracts" provide for amortization of the loan over a series of fixed level payment monthly installments. A fixed, scheduled amount is due monthly on a specified date; the application of the payment to principal and interest is not affected by whether the payment was received on the scheduled due date, or early or late.

  "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

DELINQUENCIES AND LOSSES

  Certain information relating to a Lender's delinquency and loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Lender's portfolio during certain specified periods. There can be no assurance that the delinquency and loss experience on any Trust Property will be comparable to such Lender's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

  As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Bank will be obligated to and may have the right to reacquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

  The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

                         AUTOMOBILE FINANCING PROGRAMS

UNDERWRITING PROCEDURES

  Each Receivable was originated or purchased by a Lender after a review by such Lender in accordance with its established underwriting procedures. Each Lender has its own underwriting procedures which will be described in all material respects in the related Prospectus Supplement; however, some of the current underwriting practices of the Lenders are noted in the following paragraphs.

  Generally, the underwriting procedures of the Lenders are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lender's analysis. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

  CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans generally experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

SELECTION CRITERIA

  The Receivables with respect to each issuance of Securities will be selected from the applicable Lender's portfolios on the basis of a number of criteria specified in the related Prospectus Supplement, including the following:
(i) original term to maturity, (ii) final maturity date, (iii) except as otherwise disclosed, Contracts which provide for level monthly payments that fully amortize the amount financed over the original term, (iv) maximum number of days delinquent and (v) Contracts which have an unpaid principal balance of not less than a specified amount as of the applicable Cut-Off Date.

  Contracts are generally prepayable at any time. The Bank can make no prediction as to the actual prepayment experience on the Receivables.

  The composition, distribution by APR and geographical distribution of the Receivables as of the applicable Cut-Off Date will be as set forth in the applicable Prospectus Supplement.

                                 POOL FACTORS

  The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original face amount of such Securityholder's Securities and (ii) the applicable Pool Factor.

  As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Distribution Date concerning the payments received on the Receivables, the Pool Balance, each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

  Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Bank or a Trust for the acquisition of the related Receivables, to fund reserve accounts, for issuance expenses, and/or general corporate purposes, including, without limitation, the acquisition of additional Receivables, the repayment of indebtedness and general working capital purposes.

                                  THE LENDERS

GENERAL

  The Bank, which is one of the Lenders, is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and the Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and by the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. For further information regarding the Bank, its assets, capitalization, and regulatory status and the effect of current legislation, see the related Prospectus Supplement.

  The other Lender, CFC, is a wholly-owned subsidiary of the Bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.

                                THE TRUSTEE(S)

  The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

  With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement to the extent such procedures differ from those described herein under "Description of the Trust Agreements--Duties and Immunities of the Trustee."

                         DESCRIPTION OF THE SECURITIES

GENERAL

  The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "Description of the Trust Agreements" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

  This Prospectus refers to series of Securities offered hereunder and under the related Prospectus Supplement; however, if only certain Classes of a Series are offered hereunder and under the related Prospectus Supplement, such reference shall be limited to the Classes offered hereunder and under the related Prospectus Supplement, unless the context otherwise requires.

  All of the Securities of a series (or Class thereof) offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

  The Securities will generally be styled as having a principal or notional balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

  Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate, or tied to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities offered thereby, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

  A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date (as hereinafter defined) or in the manner described in the related Prospectus Supplement.

  If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

  In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

  As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Distribution Dates. Distribution Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

  The related Prospectus Supplement will describe the Record Date preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. Unless otherwise described in the related Prospectus Supplement, the Distribution Date may be the fifteenth day of each month (or, in the case of quarterly-pay Securities, the fifteenth day of every third month; and in the case of semi-annual pay Securities, the fifteenth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Distribution Date occurs.

  Each Trust Agreement will describe a Collection Period preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting the related Trust Property during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

  In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

  Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, CFC, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

  As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property, or will represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

BOOK-ENTRY REGISTRATION

  As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  The Securityholders of a given series or Class thereof that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series or Class may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series or Class thereof will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series or Class thereof may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series or Class thereof that is issued in book-entry form will be Cede, as nominee of DTC. Securityholders of such series or Class thereof will not be recognized as Securityholders of such series or Class, and such Securityholders will be permitted to exercise the rights of Securityholders of such series or Class only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series or Class among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series or Class have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series or Class. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series or Class to pledge Securities of such series or

Class to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC will advise the Trustee in respect of each series or Class that it will take any action permitted to be taken by a Securityholder of the related series or Class only at the direction of one or more Participants to whose accounts with DTC the Securities of such series or Class are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Bank of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

  Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or Class thereof or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee of the applicable series or Class in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such series or Class of Securities and such Trustee or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC with respect to such series or Class, or (iii) after the occurrence of a default by the Servicer under the related Trust Agreement, Securityholders representing at least a majority of the outstanding principal amount of such series or Class of Securities advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

  Definitive Securities in respect of a given series or Class of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certficateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each Class of Noteholders and all distributions to each Class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each series of Securities, on each Distribution Date collections on the related Receivables will be distributed to Securityholders, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENTS

  The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of an insurance policy, subordination of one or more Classes of Securities, reserve accounts, yield maintenance accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses on their Securities. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon under all circumstances. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

WAIVER OF PAST DEFAULTS

  The Securityholders of Securities evidencing more than the percentage specified in the related Trust Agreement of the outstanding principal balance of the related Securities (the "Security Principal Balance"), with the consent of the related Credit Enhancer, or a Credit Enhancer, may waive certain defaults by the Servicer in the performance of its obligations under a Trust Agreement. No such waiver shall impair any Credit Enhancer's or the Securityholders' rights with respect to subsequent defaults.

OPTIONAL TERMINATION

  A Trust Agreement may provide that on any Distribution Date following the Record Date on which the Pool Balance is a specified percentage or less of the Security Principal Balance of the related Securities at issuance (the "Original Security Principal Balance"), the Bank will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held as part of the related Trust Property, by paying to the related Trustee for retirement of the Securities an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to any Credit Enhancer pursuant to the terms of the Credit Enhancement and the related agreements (the "Reimbursement Amounts").

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities, on or about each Distribution Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such Class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement, which generally will include the following information:

    (i) the amount of the distribution with respect to each Class of Securities;

    (ii) the amount of such distribution allocable to principal;

    (iii) the amount of such distribution allocable to interest;

    (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Collection Period;

    (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under
  (ii) above on such Distribution Date;

    (vi) the amount paid to the Servicer, if any, with respect to the related Collection Period;

    (vii) the amount of the aggregate Purchase Amounts for Receivables that have been reacquired, if any, for such Collection Period; and

    (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account, yield maintenance account or other form of Credit Enhancement covering default risk as of the close of business on the applicable Distribution Date.

  Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

INDEXED SECURITIES

  To the extent so specified in any Prospectus Supplement, any Class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Distribution Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

  If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

  Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

                      DESCRIPTION OF THE TRUST AGREEMENTS

  The following summary describes certain terms of each Trust Agreement pursuant to which the related Trust Property will be held and the related Securities will be issued. For purposes of this Prospectus, the term Trust Agreement as used with respect to a series of Securities means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust Property, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

CONVEYANCE OF RECEIVABLES

  Except as expressly set forth in the related Trust Agreement, on the Closing Date, the Bank will transfer, without recourse, Receivables acquired by the Bank and originated or acquired by the Bank, another Lender or another originator either to a Trust pursuant to a Pooling Agreement or a Sale Agreement, or will pledge, without recourse, the Bank's right, title and interests in and to such Receivables to a Trustee on behalf of the related Securityholders pursuant to an Indenture. The obligations of the Bank and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

  As more fully described in the related Prospectus Supplement, the Bank will be obligated to reacquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Bank of the breach. In addition, if so specified in the related Prospectus Supplement, the Bank may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

  Possible representations and warranties may include, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is generally required to obtain physical damage and theft insurance in accordance with the related Lender's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Bank have been asserted or threatened (other than the interest of the Trustee); (iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated or purchased, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.


ACCOUNTS

  With respect to each series of Securities, the Servicer will establish and maintain one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). Unless otherwise specified in the related Prospectus Supplement, the Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts withdrawn from the Collection Account and the reserve account or received under other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

  Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Bank, the Servicer or their respective affiliates or other trusts created by the Bank or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Distribution Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Accounts will be maintained as Eligible Deposit Accounts. Unless otherwise specified in the related Prospectus Supplement, "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Unless otherwise specified in the related Prospectus Supplement, "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

MANDATORY REPURCHASE OF RECEIVABLES

  Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any representation or warranty with respect to the Receivables described under "--Conveyance of Receivables," which breach or failure materially and adversely affects a Receivable or the interests of the related Trust, the Securityholders or a Credit Enhancer in such Receivable, the Bank, unless such breach or failure has been cured, will be required to reacquire such Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the date on which the amounts to be distributed on the related Distribution Date are to be determined (the "Determination Date") in such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Bank for any such uncured breach or failure.

  The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

YIELD MAINTENANCE ACCOUNT AND YIELD MAINTENANCE AGREEMENT

  If so provided in the related Prospectus Supplement, pursuant to the related Trust Agreement and/or a Yield Maintenance Agreement (as such term is defined in the related Prospectus Supplement, the "Yield Maintenance Agreement") a Yield Maintenance Account may be established for the related series.

  Each Yield Maintenance Account will be designed solely to hold funds to be applied by the applicable Trustee to provide payments to Securityholders in respect of Receivables the APR of which is less than the Required Rate.

  Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Yield Maintenance Agreement. If so specified in the related Prospectus Supplement, investment earnings on investment of funds in a Yield Maintenance Account will be deposited into such Yield Maintenance Account.

  If a Yield Maintenance Account is established with respect to any Securities as to which a Pre-Funding Account has been established, the Bank and the related Indenture Trustee or applicable Trustee, will enter into a Yield Maintenance Agreement pursuant to which, on each subsequent transfer date, the Bank will deposit into the Yield Maintenance Account the Additional Yield Maintenance Amount (as such term is defined in the related Prospectus Supplement, the "Additional Yield Maintenance Amount") in respect of the related Receivables. Each Yield Maintenance Agreement will affect only Receivables having an APR less than the related Required Rate.

MASTER TRUSTS

  As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Bank may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Bank may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Distribution Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees;
(viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Bank, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

  Each Master Trust Agreement provides that the Bank may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by Credit Enhancers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Bank will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in the related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Bank may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

  Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. Unless otherwise specified in the related Prospectus Supplement, the obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Bank shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Bank shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Bank shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust; (e) the Bank shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) the Master Trust New Issuance will not cause the related Master Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

THE SERVICER

  The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Bank or an affiliate of the Bank and may have other business relationships with the Bank or the Bank's affiliates. The Servicer with respect to each series will service the Receivables constituting the related Trust Property for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Securityholders and the related Credit Enhancer, if any. The Servicer may designate CFC to act as Custodian with respect to Receivables Files relating to the CFC Receivables.

  The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by the Servicer under the related Trust Agreement.

SERVICING PROCEDURES

  The Receivables will be serviced by a Servicer pursuant to a Trust Agreement. Such Servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. Each Trust Agreement will require that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the Servicer will act on behalf and for the benefit of the related Trustee, subject at all times to the provisions of the related Trust Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

  The Servicer, as an independent contractor on behalf of the related Trustee and for the benefit of the Securityholders and any Credit Enhancer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any insurance policies and for enforcing any security interest in any of the Vehicles, all as set forth in the related Trust Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and any Credit Enhancer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the related Lender in the Vehicles.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in each Trust Agreement that: (A) the Vehicle securing each Receivable will not be released from the security interest granted by the Contract in whole or in part, except as contemplated by such Trust Agreement;
(B) the Servicer will not impair in any material respect the rights of the Trustee or the Securityholders in the Receivables, certain rights under any agreements pursuant to which such Lender acquired such Receivables; and (C) the Servicer will not increase or decrease the amount of payments or the amount financed under a Receivable, or change the APR of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards. However, if the cumulative extensions with respect to any Receivable shall cause the term of any such Receivable to extend beyond the last day of the Collection Period immediately preceding the final scheduled distribution date with respect to the related Securities, then the Servicer shall be obligated to purchase such Receivable as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's election, as of the last day of the Collection Period or earlier under certain circumstances).

  Unless otherwise specified in the related Prospectus Supplement, in the event of a breach by the Servicer of any covenant described above that materially and adversely affects a Receivable or the interests of the related Issuer, the Securityholders or a Credit Enhancer in such Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period following the Collection Period during which the Servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered) the Receivable from the Trustee for the Purchase Amount which shall be paid on the Determination Date in such subsequent Collection Period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Servicer for any such uncured breach.

  Each Trust Agreement will also require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by such Trust Agreement, to realize upon any Receivable. The Servicer may sell the Vehicle securing such Receivable at a judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited into the Collection Account at the time and in the manner described above.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee in an amount as described in the related Prospectus Supplement. A portion of such Servicing Fee may be paid over by the Servicer to CFC or any other sub-servicer with respect to its sub-servicing of the CFC Receivables.

  All costs of servicing each Receivable in the manner required by the related Trust Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

INDEMNIFICATION

  Each Trust Agreement will provide that the Servicer will defend, indemnify and hold harmless the Trustee, the Trust, the Securityholders, and any Credit Enhancer against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles; provided, however, that the Servicer will have no obligation to indemnify any person or entity against any credit loss on any Receivable serviced by the Servicer in accordance with the requirements of the Trust Agreement. The Servicer will also indemnify, defend and hold harmless the related Issuer, the Trustee and its officers, directors, employees and agents, and any Credit Enhancer from and against any loss, liability, expense, damage or injury, including any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer under the related Trust Agreement. The Bank's obligations, as Servicer, to indemnify the related Issuer and the Securityholders for acts or omissions of the Bank as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

EVIDENCE AS TO COMPLIANCE

  Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will require the Servicer to deliver an officers' certificate to the Trustee stating (i) a review of the activities of the Servicer during the period specified in the related Prospectus Supplement and of its performance under the Trust Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Trust Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

  If so specified in the related Prospectus Supplement, the Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee and each holder of the Securities an annual written statement to the effect that such firm has read the monthly Servicer's certificates delivered pursuant to the related Trust Agreement with respect to such period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements set forth in the Trust Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires such firm to report.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under such Trust Agreement.

  Each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Trustee or the Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in a Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

SERVICER DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, any of the following events will constitute a "Servicer Default" under a Trust Agreement:
(i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's certificate or to deliver to the Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for more than the number of days specified in the related Prospectus Supplement after written notice from (x) the Trustee, or the Holders of a specified percentage of the related Securities, in either case with the consent of any Credit Enhancer, or (y) a Credit Enhancer, if any, is received by the Servicer; (ii) any failure by the Servicer or the Bank duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Bank, as the case may be, in the Trust Agreement, which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for more than the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure (x) to the Servicer or the Bank, as the case may be, by the Trustee and by the Credit Enhancer, (y) to the Servicer or the Bank, as the case may be, and to the Trustee by a specified percentage of the related Securityholders and by the Credit Enhancer or (z) to the Servicer or the Bank, as the case may be, by the Credit Enhancer; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

REMOVAL OF THE SERVICER

  Unless otherwise specified in the related Prospectus Supplement, the Servicer can only be removed pursuant to a Servicer Default. Unless otherwise specified in the related Prospectus Supplement, if a Servicer Default shall have occurred and be continuing, (x) with the consent of the Credit Enhancer, if any, either the Trustee or the Securityholders evidencing more than 50% of the Security Principal Balance or (y) a Credit Enhancer may give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Trust Agreement. On and after the time the Servicer receives a notice of termination, the related Trustee shall be the successor in all respects to the Servicer in its capacity as servicer of the Receivables under the Trust Agreement. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer under the Trust Agreement.

PAYMENTS ON RECEIVABLES

  With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

PRE-FUNDING ACCOUNTS

  A series of securities may contain a feature pursuant to which the Bank will agree to transfer Additional Receivables to the related Trust Property, following the date on which the related Securities are issued. Such a pre-funding feature may permit the acquisition of Additional Receivables that could not be delivered by the Bank or have not formally completed the origination process, in each case prior to the Closing Date. Any such agreement will require that any Receivables so transferred to the related Trust Property conform to the requirements specified therein.

  If such feature is to be utilized or the related Trust Agreement so specifies, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more Classes of Securities of the related series; the Additional Receivables will be transferred to the related Trust Property in exchange for money released to the Bank from the related Pre-Funding Account. Each such agreement or the related Trust Agreement will specify the Pre-Funding Period during which any such transfers must occur; for a Trust which elects federal income treatment as a grantor trust, the related Pre-Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Pre-Funding Period will be limited to nine months from the date such Trust is established. Unless otherwise specified in the related Prospectus Supplement, each such agreement or the related Trust Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Pre-Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related Class or Classes of Securities as specified in the related Prospectus Supplement.

  During the Pre-Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Pre-Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

  Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may be amended by agreement of the Trustee, the Bank and the Servicer at any time, without the consent of the Securityholders but with the consent of the related Credit Enhancer, if any, to cure any ambiguity or defect, to correct or supplement any provisions therein, to correct any typographical error or to add any other provisions with respect to matters or questions arising thereunder, upon receipt of an opinion of counsel to the Trustee that such amendment will not adversely affect in any material respect the interests of any Securityholder.

  Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may also be amended from time to time by the Trustee, the Bank and the Servicer with the consent of the related Credit Enhancer, if any, and Holders of Securities evidencing more than 50% of the related Security Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Security without the consent of the Holder of such Security or (b) reduce the aforesaid percentage of Securityholders required to consent to any amendment, without unanimous consent of the Securityholders.

  The Trustee will be required under a Trust Agreement to furnish
Securityholders, any Credit Enhancer and the Rating Agencies with written notice of the substance of any such amendment to the Trust Agreement promptly upon execution of such amendment.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer, with the consent of any Credit Enhancer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Trust Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective without the written consent of any Credit Enhancer and until acceptance of the appointment by the successor Trustee.

  The Trust Agreement will provide that the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the related Trust and shall promptly sign and file such returns. In addition, the Trust Agreement provides that in no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Securityholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

  The Servicer will indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and any Credit Enhancer from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of its duties pursuant to the Trust Agreement, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties under the Trust Agreement.

TERMINATION

  With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Bank and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted, unless otherwise specified in the related Prospectus Supplement, at its option to purchase the related Trust Property, as of the end of any Collection Period immediately preceding a Distribution Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables (at the price specified in the related Prospectus Supplment) as of the end of such Collection Period, together with any related Reimbursement Amounts. The related Securities will be redeemed following such purchase.

  If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will solicit bids for the purchase of the Receivables remaining in such Trust Property, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

  As more fully described in the related Prospectus Supplement, any outstanding Securities of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may affect the prepayment of the Securities of such series.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

  The transfer of Receivables and other property by the Bank to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as in effect in various states. As specified in each Prospectus Supplement, the Bank will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trustee's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trustee.

SECURITY INTEREST IN VEHICLES

  Retail installment sale or finance contracts and installment loans such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the jurisdictions in which most of the Vehicles are expected to be located, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title and, in certain jurisdictions, by delivery of the certificate of title to the secured party. Each Receivable prohibits the sale or transfer of the Vehicle without the consent of the applicable Lender.

  Pursuant to each Trust Agreement, the related Lender will assign its security interests in the Vehicles to the Trustee. However, because of the administrative burden and expense, neither the Lender nor the Trustee will amend or endorse any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Also, unless otherwise specified in the related Prospectus Supplement, the Bank, as Servicer, will continue to hold any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement.

  Under the laws of certain states, such an assignment of security interests may not be sufficient to convey to the Trustee perfected security interests in the Vehicles.

  Because the Trustee will not be identified as the secured party on the certificate of title, the security interest of the Trustee in the vehicle could be defeated in certain circumstances. In the absence of fraud or forgery by the vehicle owner or the related Lender, or administrative error by state or local agencies or the related Lender, the notation of the lien of the related Lender on the certificates should be sufficient to protect the Trustee against the right of subsequent purchasers of a Vehicle or subsequent lenders who take a security interest in a Vehicle. If there are any Vehicles as to which the related Lender failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Bank's warranties under the Trust Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach is cured.

  Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re- registration could defeat perfection.

  In the ordinary course of servicing receivables, the Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, a majority of states require surrender of a certificate of title to issue a certificate of title in the name of the purchaser. In such states the Bank must surrender possession of the certificate of title, if it holds the certificate of title, and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Vehicles.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

  The Bank will represent that, as of the Closing Date, each security interest in a Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Vehicle. However, liens for repairs or taxes, or the confiscation of a Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

  In the event of default by an Obligor, the holder of the related retail installment sale or finance contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

  Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

  Under most state vehicle dealer licensing laws, sellers of automobiles, light duty trucks and vans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade

Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the related Trust Agreement.

  Any loss relating to any such claim, to the extent not covered by a withdrawal from a reserve account or from a payment under an insurance policy or other Credit Enhancement could result in losses to the Securityholders. If an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the related Trust Agreement and would create an obligation of the Bank to reacquire the related Receivable unless the breach were cured.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Relief Act, an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by Credit Enhancement (as specified in each Prospectus Supplement), could result in losses to the related Securityholders.

                          CERTAIN TAX CONSIDERATIONS

  The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby and by the related Prospectus Supplement will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             ERISA CONSIDERATIONS

  The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby and by the related Prospectus Supplement will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

  The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Bank from such sale.

  The Bank intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, including sales to trusts with respect to which the underwriters may act as depositor and may from time to time repurchase Securities for resale to the public;

    2. By placements by the Bank with institutional investors through dealers;

    3. By direct placements by the Bank with institutional investors; and

    4. By competitive bid.

  In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Property in respect of such Securities.

  If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriters will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Securities, underwriters may receive compensation from the Bank or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Bank and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Bank.

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Bank will indemnify the several underwriters and the underwriters will indemnify the Bank against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Bank and purchasers of Securities of such series.

  Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL OPINIONS

  Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by counsel specified in the related Prospectus Supplement.

                                INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities..........................................................   6
Actuarial Contracts.........................................................  18
Additional Receivables......................................................   9
Additional Yield Maintenance Amount.........................................  30
Affiliate...................................................................   1
APR.........................................................................  10
Bank........................................................................   1
Cede........................................................................  10
Cedel.......................................................................  10
CEDEL Participants..........................................................  24
Certificateholders..........................................................  25
Certificates................................................................   1
CFC.........................................................................   1
Class.......................................................................   1
Closing Date................................................................  17
Code........................................................................  11
Collection Account..........................................................  28
Collection Period...........................................................   7
Commission..................................................................   2
Commodity Indexed Securities................................................  27
Contracts...................................................................   1
Cooperative.................................................................  24
Credit Enhancement..........................................................   8
Credit Enhancer.............................................................  15
Currency Indexed Securities.................................................  27
Cut-Off Date................................................................  16
Definitive Securities.......................................................  25
Depositaries................................................................  22
Determination Date..........................................................  29
Distribution Account........................................................  28
Distribution Date...........................................................   6
DTC.........................................................................   3
Eligible Deposit Account....................................................  29
Eligible Institution........................................................  29
Eligible Investments........................................................  29
ERISA.......................................................................  11
Euroclear...................................................................  10
Euroclear Operator..........................................................  24
Euroclear Participants......................................................  24
Exchange Act................................................................   2
Face Amount.................................................................  27
FASIT.......................................................................   2
FDIA........................................................................  13
FDIC........................................................................  13
Fixed Income Securities.....................................................   5
FTC Rule....................................................................  39
High Yield Interests........................................................  11
Indenture...................................................................   4

Index.......................................................................  27
Indexed Commodity...........................................................  27
Indexed Currency............................................................  27
Indexed Principal Amount....................................................  27
Indexed Securities..........................................................  27
Indirect Participants.......................................................  23
Insolvency Event............................................................  34
Interest Rate...............................................................   2
Investment Company Act......................................................   4
Investment Earnings.........................................................  29
Issuer......................................................................   1
Lender......................................................................  16
Master Trust................................................................   8
Master Trust Agreement......................................................   8
Master Trust New Issuance...................................................  30
Noteholders.................................................................  25
Notes.......................................................................   1
Original Security Principal Balance.........................................  26
OTS.........................................................................  20
Participants................................................................  22
Pass-Through Rate...........................................................   2
Pool Balance................................................................   8
Pool Factor.................................................................  19
Pooling Agreement...........................................................   4
Pre-Funding Account.........................................................   9
Pre-Funding Period..........................................................   9
Prepayment..................................................................  15
Prospectus Supplement.......................................................   1
Purchase Amount.............................................................  29
Rating Agencies.............................................................  11
Ratings Effect..............................................................  14
Receivable File.............................................................  31
Receivables.................................................................   1
Regular Interests...........................................................  11
Record Date.................................................................   6
Registration Statement......................................................   2
Reimbursement Amounts.......................................................  26
Relief Act..................................................................  15
Required Rate...............................................................  10
Residual Interest...........................................................   8
Rule of 78s.................................................................  17
Rule of 78s Contracts.......................................................  17
Rules.......................................................................  23
SAIF........................................................................  20
Securities..................................................................   1
Securities Act..............................................................   2
Security Principal Balance..................................................  26
Securityholders.............................................................   6
Senior Securities...........................................................   6
Servicer....................................................................   1
Servicer Default............................................................  34
Servicing Agreement.........................................................   4

Simple Interest Contracts...................................................  18
Stock Index.................................................................  27
Stock Indexed Securities....................................................  27
Strip Securities............................................................   6
Subordinate Securities......................................................   6
Terms and Conditions........................................................  24
Trust.......................................................................   1
Trust Accounts..............................................................  29
Trust Agreement.............................................................   5
Trust Property..............................................................   1
Trustee.....................................................................   4
UCC.........................................................................  37
Vehicles....................................................................   1
Yield Maintenance Agreement.................................................  30
Yield Maintenance Amount....................................................  10

                                    ANNEX I

           GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENT PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants. Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between a DTC Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual prodecures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem;

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued in registered form by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for Non-U.S. Persons with Effectively Connected Income (Form
4224). A Non-U.S. Person (as defined below), including a corporation or bank that is a Non-U.S. Person, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on the Income Effectively Connected with the Conduct of a Trade or Business in the United States). Form 4224 may also be filed by the Certificate Owner's Agent.

  Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

  Exemption for U.S. Persons (W-9). Generally, U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. Owners of Global Securities or, in the case of a Form 1001 or a Form 4224 filer, their agent, file by submitting the appropriate form to the person through whom they hold (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year of the Owner.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States can exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.